Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE COMPANY, INC.	§ §	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

FIRST AMENDED DISCLOSURE STATEMENT FOR

FIRST AMENDED PLAN OF DISTRIBUTION OF

SOUTHERN INVESTORS SERVICE COMPANY, INC.

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE SECTION 1125(b) FOR USE IN CONNECTION WITH THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OF LIQUIDATION DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT ARE NOT INTENDED TO BE AND SHOULD NOT IN ANY WAY BE CONSTRUED AS A SOLICITATION OF VOTES ON THE PLAN. NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED ON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

Dated: July 7, 2005

Gary C. Miller

Texas Bar No. 14071900

Basil A. Umari

Texas Bar No. 24028174

ANDREWS KURTH LLP

600 Travis, Suite 4200

Houston, Texas 77002

Telephone No. (713) 220-4200

Facsimile No. (713) 220-4285

COUNSEL TO SOUTHERN INVESTORS

SERVICE COMPANY, INC.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -i-

A.	Introduction	19
B.	Designation of Claims and Interests	19
C.	Treatment of Claims and Interests	22
	1. Treatment of Unclassified Claims	22
	2. Classification and Treatment of Classified Claims and Interests	24
	3. Treatment of Class 2 Allowed Secured Claims	25
	4. Treatment of Class 3 Allowed General Unsecured Claims.	25
	5. Treatment of Class 4 Allowed Interests	25
ARTICLE 8 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN		26
ARTICLE 9 RECOVERY ANALYSIS, FEASIBILITY, AND RISKS		28
A.	Recovery Analysis	28
B.	Feasibility of the Plan	29
C.	Risks Associated with the Plan.	29
ARTICLE 10 ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS		30
A.	Dismissal	30
B.	Chapter 7 Liquidation	30
ARTICLE 11 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		31
A.	Introduction	31
B.	Tax Consequences to the Debtor	31
C.	Tax Consequences to Claimants	32
	1. In General	32
	2. Gain or Loss on Exchange	32
D.	Preservation of Tax Attributes	32
E.	Information Reporting and Backup Withholding	33
ARTICLE 12 CONCLUSION		33

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -ii-

EXHIBITS TO DISCLOSURE STATEMENT

Order, Under 11 U.S.C. §§ 105(A) and (D), 1125(B), and 1128 and Fed. R. Bankr. P. 2002, 3017, 3018, and 3020 (1) Setting Date For Confirmation Hearing and Voting and Objection Deadline Regarding Confirmation Hearing, (2) Approving Form of Ballots, (3) Approving Proposed Solicitation Procedures, (4) Establishing Procedures For Filing Objections To Confirmation, and (5) Establishing Record Date	Exhibit A

First Amended Plan of Distribution for Southern Investors Service Company, Inc.	Exhibit B

Real Property Owned by the Debtor	Exhibit C

Sources and Uses of Cash through December 31, 2005 and Notes	Exhibit D-1

Recovery Analysis	Exhibit D-2

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INTRODUCTORY STATEMENT

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE FIRST AMENDED PLAN OF DISTRIBUTION FOR SOUTHERN INVESTORS SERVICE COMPANY, INC., DEBTOR (THE “PLAN”) PROPOSED BY SOUTHERN INVESTORS SERVICE COMPANY, INC. (THE “DEBTOR”) AND SUMMARIES OF CERTAIN OTHER DOCUMENTS RELATING TO THE CONSUMMATION OF THE PLAN OR THE TREATMENT OF CERTAIN PARTIES-IN-INTEREST AND CERTAIN FINANCIAL INFORMATION RELATING THERETO. WHILE THE DEBTOR BELIEVES THAT THESE SUMMARIES PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, AND THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. IF ANY INCONSISTENCIES EXIST BETWEEN THE TERMS AND PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE TERMS AND CONDITIONS OF THE PLAN OR OTHER DOCUMENTS DESCRIBED THEREIN, THE TERMS AND CONDITIONS OF THE PLAN OR OTHER DOCUMENTS ARE CONTROLLING. EACH HOLDER OF AN IMPAIRED CLAIM OR AN IMPAIRED INTEREST SHOULD REVIEW THE ENTIRE PLAN ATTACHED TO THIS DISCLOSURE STATEMENT BEFORE CASTING A BALLOT.

NO PARTY IS AUTHORIZED BY THE DEBTOR OR THE BANKRUPTCY COURT TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT. NEITHER THE DEBTOR NOR THE BANKRUPTCY COURT HAVE AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTOR, THE LIQUIDATING DEBTOR, ITS ANTICIPATED FINANCIAL POSITION OR OPERATIONS AFTER CONFIRMATION OF THE PLAN, OR THE VALUE OF ITS BUSINESSES AND PROPERTIES OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. UNLESS STATED OTHERWISE IN THIS DISCLOSURE STATEMENT, THE DISCLOSURES IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTOR AND SHOULD NOT BE CONSTRUED AS BEING MADE BY ANY OTHER PARTY. TO THE EXTENT INFORMATION IN THIS DISCLOSURE STATEMENT RELATES TO THE DEBTOR, THE DEBTOR HAS PROVIDED THE UNDERLYING INFORMATION USED TO PREPARE THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTOR AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE DESCRIBED HEREIN. CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM

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THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS. THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN IS THEREFORE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE DEBTOR OR THE LIQUIDATING DEBTOR, WHICH MAY VARY SIGNIFICANTLY FROM THOSE SET FORTH IN SUCH PROJECTED FINANCIAL STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTOR, THE DEBTOR’S ADVISORS, OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON BY ANY PERSON OR ENTITY FOR ANY PURPOSE OTHER THAN BY CREDITORS ENTITLED TO VOTE ON THE PLAN IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

EXCEPT AS HEREINAFTER NOTED, THE INFORMATION CONTAINED HEREIN IS GENERALLY INTENDED TO DESCRIBE FACTS AND CIRCUMSTANCES ONLY AS OF JULY 7, 2005, OR SPECIFIC DATES HEREIN, AND NEITHER THE DELIVERY OF THE DISCLOSURE STATEMENT NOR THE CONFIRMATION OF THE PLAN WILL CREATE ANY IMPLICATION, UNDER ANY CIRCUMSTANCES, THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME AFTER JULY 7, 2005, OR THAT THE DEBTOR WILL BE UNDER ANY OBLIGATION TO UPDATE SUCH INFORMATION IN THE FUTURE.

ARTICLE 1

INTRODUCTION

Southern Investors Service Company, Inc., debtor and debtor in possession in the above-referenced bankruptcy cases (the “Debtor”), submits this Disclosure Statement pursuant to Bankruptcy Code section 1125 for use in the solicitation of votes on the Plan. A copy of the Order Under 11 U.S.C. § 1125 and FED. R. BANKR. P. 3017 Approving Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan of Distribution is attached as Exhibit ”A” to this Disclosure Statement.1

This Disclosure Statement sets forth certain relevant information regarding the Debtor’s prepetition operations and financial history, the need to seek chapter 11 protection, significant events that have occurred during the chapter 11 case, and the anticipated procedures for

[1]	Except as otherwise provided in this Disclosure Statement, capitalized terms herein have the meanings ascribed to them in the Plan. Any capitalized term used herein that is not defined in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable.

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liquidating the Debtor’s assets. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims must follow for their votes to be counted.

A. Filing of the Debtor’s Chapter 11 Cases

The Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code on April 8, 2005 (the “Petition Date”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Since the Petition Date, the Debtor has continued to operate its business and manage its properties and assets as debtor in possession pursuant to Bankruptcy Code sections 1107 and 1108.

B. Purpose of Disclosure Statement

This Disclosure Statement is submitted in accordance with Bankruptcy Code section 1125 for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Claimholders whose acceptances of the Plan are sought are those whose Claims are “impaired” (as that term is defined in Bankruptcy Code section 1124) by the Plan and who are receiving distributions under the Plan. Holders of Claims that are not “impaired” are deemed to have accepted the Plan. Holders of Interests are not receiving or retaining any property under the Plan and are deemed to have rejected the Plan.

The Debtor has prepared this Disclosure Statement pursuant to Bankruptcy Code section 1125, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against the Debtor, along with a written disclosure statement containing adequate information about the Debtor of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Claimholders to make an informed judgment in exercising their right to vote on the Plan. A copy of the Plan is attached hereto as Exhibit “B.”

This Disclosure Statement was approved by the Bankruptcy Court on July 8, 2005. Such approval is required by the Bankruptcy Code, and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of Bankruptcy Code section 1125 and contains adequate information to permit the Claimholders whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE

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INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE OF CREDITORS OF THE DEBTOR IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN. THE DEBTOR’S LIQUIDATION PURSUANT TO THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES, AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

THE DEBTOR BELIEVES THAT THE PLAN AND THE TREATMENT OF CLAIMS AND INTERESTS THEREUNDER IS IN THE BEST INTERESTS OF CLAIMHOLDERS AND INTERESTHOLDERS, AND URGES THAT YOU VOTE TO ACCEPT THE PLAN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PLAN SHOULD BE REVIEWED CAREFULLY.

C. Hearing on Confirmation of the Plan

The Bankruptcy Court has set August 31, 2005 at 9:00 a.m. Central Daylight Time, as the time and date for the hearing (the “Confirmation Hearing”) to determine whether the Plan has been accepted by the requisite number of Claimholders and whether the other requirements for confirmation of the Plan have been satisfied. Holders of Claims against the Debtor may vote on the Plan by completing and delivering the enclosed ballot to Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (Attn: Basil Umari), on or before 5:00 p.m. Houston, Texas Time on August 22, 2005. If the Plan is rejected by one or more impaired Classes of Claims or Interests, the Bankruptcy Court may still confirm the Plan, or a modification thereof, under Bankruptcy Code section 1129(b) (commonly referred to as a “cramdown”) if it determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of Claims or Interests impaired under the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

D. Sources of Information

Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtor, its business, properties and management, and the Plan have been prepared from information furnished by the Debtor.

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Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtor has made every effort to retain the meaning of such other documents or portions that have been summarized, it urges that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall govern and apply.

The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date of this Disclosure Statement.

No statements concerning the Debtor, the value of its property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Debtor, Gary C. Miller, Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, (713) 220-3829.

ARTICLE 2

EXPLANATION OF CHAPTER 11

A. Overview of Chapter 11

Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor in possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other interested parties.

The commencement of a chapter 11 case creates an estate comprising all of the Debtor’s legal and equitable interests in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, Bankruptcy Code sections 1101, 1107 and 1108 provide that a chapter 11 debtor may continue to operate its business and control the assets of its estate as a “debtor in possession,” as the Debtor has done in this case since the Petition Date.

The filing of a chapter 11 petition also triggers the automatic stay, under Bankruptcy Code section 362. The automatic stay halts essentially all attempts to collect prepetition claims from the debtor or to otherwise interfere with a debtor’s business or its estate.

Formulation of a plan of reorganization/liquidation is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against, and interests of equity security holders in, the debtor. Unless a trustee is appointed, only the debtor may file a

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plan during the first 120 days of a chapter 11 case (the “Exclusive Period”). After the Exclusive Period has expired, a creditor or any other interested party may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the “Solicitation Period”) to solicit acceptances of its plan. Bankruptcy Code section 1121(d) permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate “cause.”

B. Plan of Reorganization/Liquidation

Although usually referred to as a plan of reorganization, a plan may simply provide for an orderly liquidation of a debtor’s property and assets. The Debtor’s Plan does, in fact, essentially provide for an orderly liquidation of Debtor’s assets.

After the plan has been filed, the holders of claims against, or interests in, a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against, or interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.

Classes of claims or interests that are not “impaired” under a plan of reorganization/liquidation are conclusively presumed to have accepted the plan, and therefore are not entitled to vote. A class is “impaired” if the plan modifies the legal, equitable, or contractual rights attaching to the claims or interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or interests that receive or retain no property under a plan of reorganization/liquidation are conclusively presumed to have rejected the plan, and therefore are not entitled to vote.

Even if all classes of claims and interests accept a plan of reorganization/liquidation, the Bankruptcy Court may nonetheless still deny confirmation. Bankruptcy Code section 1129 sets forth the requirements for confirmation and, among other things, requires that a plan be in the “best interests” of impaired and dissenting creditors and interest holders and that the plan be feasible. The “best interests” test generally requires that the value of the consideration to be distributed to impaired and dissenting creditors and interest holders under a plan may not be less than those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be “feasible,” which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization or liquidation.

The Bankruptcy Court may confirm a plan of reorganization/liquidation even though fewer than all of the classes of impaired claims and interests accept such plan. The Court may do so under the “cramdown” provisions of Bankruptcy Code section 1129(b). In order for a plan

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to be confirmed under the cramdown provisions, despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that it is fair and equitable with respect to impaired classes of claims or interests that have not accepted the plan.

The Bankruptcy Court must further find that the economic terms of the particular plan meet the specific requirements of Bankruptcy Code section 1129(b) with respect to the subject objecting class. If the proponent of the plan proposes to seek confirmation of the plan under the provisions of Bankruptcy Code section 1129(b), the proponent must also meet all applicable requirements of Bankruptcy Code section 1129(a) (except section 1129(a)(8)). Those requirements include, among other things, the requirements that (i) the plan comply with applicable Bankruptcy Code provisions and other applicable law, (ii) that the plan be proposed in good faith, and (iii) that at least one impaired class of creditors or interest holders has voted to accept the plan.

ARTICLE 3

VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

A. Ballots and Voting Deadline

A ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement, and has been mailed to Claimholders entitled to vote. After carefully reviewing the Disclosure Statement, including all exhibits including the attached Plan, each Claimholder entitled to vote should indicate its vote on the enclosed ballot. All Claimholders entitled to vote must (i) carefully review the ballot and instructions thereon, (ii) execute the ballot, and (iii) return it to the address indicated on the ballot by the deadline (the “Voting Deadline”) for the ballot to be considered.

The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plan must be received no later than August 22, 2005 at 5:00 p.m. Central Daylight Time, at the following address:

Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (Attn: Basil Umari). (713) 220-3831.

BALLOTS MUST BE RECEIVED AT THE ABOVE ADDRESS NO LATER THAN AUGUST 22, 2005 at 5:00 P.M. HOUSTON, TEXAS TIME. ANY BALLOTS RECEIVED AFTER THAT DEADLINE WILL NOT BE COUNTED.

B. Claimholders Entitled to Vote.

Except as otherwise provided in the Plan, any Claimholder of the Debtor whose claim is impaired under the Plan is entitled to vote if either (i) the Debtor has scheduled the Claimholder’s Claim (and such Claim is not scheduled as disputed, contingent, or unliquidated)

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or (ii) the Claimholder has filed a Proof of Claim on or before the deadline set by the Bankruptcy Court for such filings. Any holder of a Claim as to which an objection has been filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection), temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court before the first date set by the Bankruptcy Court for the Confirmation Hearing of the Plan. In addition, a Claimholder’s vote may be disregarded if the Bankruptcy Court determines that the Claimholder’s acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

C. Bar Date for Filing Proofs of Claim

The Bankruptcy Court has established a bar date for filing proofs of claim or interests in these chapter 11 cases of August 15, 2005.

D. Definition of Impairment

Under Bankruptcy Code section 1124, a class of claims or equity interests is impaired under a plan of reorganization/liquidation unless, with respect to each claim or equity interests of such class, the plan:

(1)	leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or interest; or

(2)	notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default

(A)	cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Bankruptcy Code section 365(b)(2);

(B)	reinstates the maturity of such claim or interest as it existed before the default;

(C)	compensates the holder of such claim or interest for damages incurred as a result of any reasonable reliance on such contractual provision or applicable law; and

(D)	does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or interest.

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E. Classes Impaired Under the Plan

Claims in Class 3 are impaired under the Plan. Therefore, holders of those Claims are eligible, subject to the limitations set forth above, to vote to accept or reject the Plan.

Claims in Class 1 and Class 2 are unimpaired under the Plan, and therefore holders of those Claims are not entitled to vote with respect to the acceptance or rejection of the Plan. Such Creditors will be paid in accordance with the provisions of the Plan.

Interests in Class 4 will receive no distributions under the Plan and hence are conclusively presumed to have rejected the Plan.

F. Vote Required for Class Acceptance

The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that actually cast ballots for acceptance or rejection of the Plan; that is, acceptance takes place only if creditors holding claims at least two-thirds in amount of the total amount of claims and more than one-half in number of the Creditors actually voting cast their ballots in favor of acceptance.

The Bankruptcy Code defines acceptance of a plan by a class of Interests as acceptance by holders of at least two-thirds in amount of the allowed Interests of that class.

G. Information on Voting and Ballots

1. Transmission of Ballots to Creditors and Interest Holders

Except as otherwise provided in the Order, Under 11 U.S.C. §§ 105(A) and (D), 1125(B), and 1128 and Fed. R. Bankr. P. 2002, 3017, 3018, and 3020 (1) Setting Date For Confirmation Hearing and Voting and Objection Deadline Regarding Confirmation Hearing, (2) Approving Form of Ballots, (3) Approving Proposed Solicitation Procedures, (4) Establishing Procedures For Filing Objections To Confirmation, and (5) Establishing Record Date, entered on August 8, 2005, ballots are being forwarded to all Claimholders entitled to vote. Those Claimholders whose Claims are unimpaired under the Plan are conclusively presumed to have accepted the Plan under Bankruptcy Code section 1126(f), and therefore need not vote with regard to the Plan. Under Bankruptcy Code section 1126(g), Claimholders or Interestholders who do not either receive or retain any property under the Plan are deemed to have rejected the Plan.

2. Ballot Tabulation Procedures

For purposes of voting on the Plan, the amount and classification of a Claim and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be exclusively as follows:

a)	If no Proof of Claim has been timely filed, the voted amount of a Claim shall be equal to the amount listed for the particular Claim in the Schedules of Assets and Liabilities, as and if amended, to the extent such Claim is not listed as contingent, unliquidated, or disputed, and the Claim shall be placed in the appropriate Class, based on the Debtor’s records, and consistent with the Schedules of Assets and Liabilities, the Claims registry of the Clerk of the Bankruptcy Court (the “Clerk”) and the respective registry of holders of Interests;

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b)	If a Proof of Claim has been timely filed, and has not been objected to before the expiration of the Voting Deadline, the voted amount of that Claim shall be as specified in the Proof of Claim filed with the Clerk;

c)	Subject to subparagraph (d) below, a Claim that is the subject of an objection filed before the Voting Deadline shall be disallowed for voting purposes, except to the extent and in the manner that the Debtor indicates in its objection that the Claim should be allowed for voting or other purposes;

d)	If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the voted amount and classification shall be that set by the Bankruptcy Court;

e)	If a Claimholder or its authorized representative did not use the Ballot form provided by the Debtor, or the Official Ballot Form authorized under the Federal Rules of Bankruptcy Procedure, such vote will not be counted;

f)	If the Ballot is not received by Debtor on or before the Voting Deadline at the place fixed by the Bankruptcy Court, the Ballot will not be counted;

g)	If the Ballot is not signed by the Claimholder or its authorized representative the Ballot will not be counted;

h)	If the individual or institution casting the Ballot (whether directly or as a representative) was not the holder of a Claim on the Voting Record Date (as that term is defined below), the Ballot will not be counted;

i)	If no Ballots are received on or before the Voting Deadline with respect to a particular class of Claims, then such class of Claims shall be deemed to have accepted the Plan.

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3. Execution of Ballots by Representatives

If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing and, at the Debtor’s request must submit proper evidence satisfactory to the Debtor of their authority to so act.

4. Withdrawal of Ballots and Revocation

Any holder of a Claim in an impaired Class who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to counsel for Debtor at any time before the Voting Deadline.

To be valid, a notice of withdrawal must: (i) contain the description of the Claims to which it relates and the aggregate principal amount or number of shares, represented by such Claims; (ii) be signed by the Claimholder in the same manners as the Ballot; and (iii) be received by counsel for Debtor in a timely manner at the addresses set forth herein. The Debtor expressly reserves the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots that is not received in a timely manner by the Debtor will not be effective to withdraw a previously furnished Ballot.

Any Claimholder who has previously submitted a properly completed Ballot to counsel for Debtor before the Voting Deadline may revoke such Ballot and change its vote by submitting to counsel for Debtor before the Voting Deadline a subsequent, properly completed Ballot for acceptance or rejection of the Plan.

H. Confirmation of Plan

1. Solicitation of Acceptances

NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE DEBTOR OR THE PLAN ARE AUTHORIZED BY THE DEBTOR OR ANY OTHER, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTOR FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.

THIS IS A SOLICITATION SOLELY BY THE DEBTOR, AND IS NOT A SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, OR ACCOUNTANT FOR THE DEBTOR. THE REPRESENTATIONS, IF ANY, MADE HEREIN ARE THOSE OF THE DEBTOR AND NOT OF SUCH SHAREHOLDERS, ATTORNEYS, OR ACCOUNTANTS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND EXPRESSLY INDICATED.

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Under the Bankruptcy Code a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by Bankruptcy Code section 1125(b). Violation of Bankruptcy Code section 1125(b) may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

2. Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code section 1129 have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, Bankruptcy Code section 1129 requires that:

a)	The Plan comply with the applicable provisions of the Bankruptcy Code;

b)	The Debtor has complied with the applicable provisions of the Bankruptcy Code;

c)	The Plan has been proposed in good faith and not by any means forbidden by law;

d)	Any payment or distribution made or promised by the Debtor, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the case, or in connection with Plan and incident to the case, has been approved by or is subject to the approval of, the court as reasonable;

e)	The Debtor has disclosed the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtor, an affiliate of the Debtor participating in a joint plan with the Debtor, or a successor to the Debtor under the Plan; and the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and Interest Holders and with public policy; and the Debtor has disclosed the identity of any insider that will be employed or retained by the Liquidating Debtor, and the nature of any compensation for such insider;

f)	Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

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g)	With respect to each impaired Class or Claims of Interests, either each holder of a Claim or Interest of the Class has accepted the Plan, or will receive or retain under the Plan on account of such claim or interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated on such date under Chapter 7 of the Bankruptcy Code. If Bankruptcy Code section 111l(b)(2) applies to the Claims of such Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder’s interest in the estate’s interest in the property that secures such Claim;

h)	Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

i)	Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Allowed Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the Allowed Date;

j)	If a Class of Claims or Interests is impaired under the Plan, at least one such Class of Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider; and

k)	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

l)	All fees payable under Section 1930 of Title 28, as determined by the Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan; and

m)	The Plan provides for the continuation after its Effective Date of payment of all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the Debtor has obligated itself to provide such benefits.

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The Debtor believes that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation and that the Plan was proposed in good faith. The Debtor believes it has complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan.

3. Acceptances Necessary to Confirm the Plan

Voting on the Plan by each holder of a Claim is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Bankruptcy Code section 1126, the Plan must be accepted by each Class of Claims that is impaired under the Plan by parties holding at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class actually voting in connection with the Plan. Even if all Classes of Claims accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

4. Cramdown

In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtor if, as to each impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.” A plan of reorganization/liquidation does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its claims or equity interests. “Fair and equitable” has different meanings for holders of secured and unsecured claims and equity interests.

With respect to a secured claim, “fair and equitable” means either (i) the impaired secured creditor retains the liens, whether the property subject to such liens is retained by the Debtor or transferred to another entity, to the extent of its allowed claim and receives deferred cash payments totaling at least the allowed amount of its claims with a present value as of the Effective Date of the plan at least equal to the value of such creditor’s interest in the property securing its liens; (ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof; or (iii) the impaired secured creditor realizes the “indubitable equivalent” of its claim under the plan.

With respect to an unsecured claim, “fair and equitable” means either (i) each impaired creditor receives or retains property of a value, as of the Effective Date of the Plan, equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

With respect to equity interests, “fair and equitable” means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value, as of the

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Effective Date, equal to the greatest of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

In the event at least one Class of impaired Claims rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

The Debtor believes that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims.

ARTICLE 4

BACKGROUND OF THE DEBTORS

A. Nature of the Debtor’s Business

Debtor has had limited operations since 1990 when, in conjunction with debt settlements with lenders and other creditors, Debtor transferred substantially all of its holdings to its creditors. Since 1990, Debtor’s operations have been limited to attempts to sell remaining assets and restructure its remaining liabilities.

B. Assets and Liabilities

1. Assets

In the Schedules of Assets and Liabilities filed in these bankruptcy cases, as Amended, the Debtor lists assets having an aggregate book value of $2,722,468.32 existing on the Petition Date. That aggregate amount represents the following: (i) cash in the amount of $1,987,139.56; (ii) interests in partnerships or joint ventures in the amount of $703,000.00; (iii) Debtor’s note receivables in the amount of $32,328.76; and (iv) real property in the amount of not more than $10,000.00.

Debtor has a 28.75% ownership interest in MDI Investment Builders, Ltd. (“MDIIB”), a partnership with its only asset consisting of a 20% interest in 2707 North Loop West, Ltd. The only asset of 2707 North Loop West, Ltd. is a 10 story office building. The appraised value of the building as of June 2000 was $15,000,000.00. The property has a loan balance of approximately $8,685,000.00. Debtor will sell its 28.75% ownership interest in MDIIB to Mischer Investments, L.P. for approximately $305,000.00.

Debtor has a 25% cash flow interest in the 20% ownership of Mischer Investments, L.P. interest in 2727 Loop 610 Venture, Ltd. The only asset of 2727 Loop 610 Venture, Ltd. is the ownership and operations of a seven story office building known as 2727 North Loop West. The

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appraised value of the building as of June 2000 was $7,900,000.00. The property has a loan balance of approximately $2,606,000. Debtor will sell its interest in 2727 to Mischer Investments, L.P. for approximately $398,000.00.

Debtor owns ten (10) notes receivable with a current remaining unpaid balance, in total, of $29,492.59. Debtor will sell these notes to Mr. Walter Mischer, Sr. for the balance then outstanding.

Debtor owns a royalty interest in three oil and gas leases. Debtor will sell these interests under the Plan.

The Debtor owns eight (8) acres of land in a wooded area in San Jacinto County, Texas and various miscellaneous pieces of real estate, including half-lots, drainage ditches, and the like in Harris County, Texas. A complete listing of the Debtor’s real property is attached to the Disclosure Statement as Exhibit C. The Debtor will market the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County for a period of one hundred and twenty (120) days in attempt to sell them. The Debtor will employ a broker to which it will pay a six percent (6%) commission for any property sold. The Debtor will abandon the remaining parcels, which the Debtor believes are not salable, and the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County to the extent no buyer is located, to taxing authorities with tax claims against the property in full satisfaction of such claims pursuant to 11 U.S.C. § 502(b)(3).

The Debtor owns 50% of the common stock of MarkEight Corporation, a defunct entity with no operations or assets. The Debtor will abandoned its interest in MarkEight Corporation under the Plan.

The Debtor has a 72% ownership interest in Riverbrook Joint Venture, which the Debtor believes has no value. The Debtor will abandon its interest in Riverbrook Joint Venture under the Plan.

For a complete listing and explanation of the Debtor’s assets as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities and amendments thereto filed in this bankruptcy case.

2. Liabilities

In the Schedules of Assets and Liabilities, the Debtor lists liabilities in the aggregate amount of $8,636,056.47 existing on the Petition Date. The aggregate amount is comprised of the following: (i) a secured claim in the amount of $1,706.04; and (ii) unsecured nonpriority claims in the amount of $8,636,056.47. Of these amounts, approximately $5.8 million are listed as non-contingent, liquidated, and undisputed. Those total amounts may change based on the proofs of claim filed in the bankruptcy cases, as well as the outcome of any objections to those proofs of claim.

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For a complete listing and explanation of the Debtor’s liabilities as of the Petition Date, parties should refer to the Schedules of Assets and Liabilities and amendments thereto filed in these bankruptcy cases.

C. Existing and Potential Litigation/Proceedings

Debtor is not currently a party to any litigation. However, one of the partnerships of which the Debtor is a general partner, Riverbrook Joint Venture was sued in the District Court for the 410th Judicial District, Montgomery County, Texas by the County of Montgomery, Texas, Conroe Independent School District and Montgomery County Educational District on August 5, 2005. The lawsuit is styled County of Montgomery et al. v. J.T.S. Corporation aka JTS Corporation et al., No. 04-07-05933-TX, In the 410th Judicial District Court, Montgomery, Texas. The lawsuit seeks to recover alleged delinquent taxes, penalties, interest and costs from Riverbrook Joint Venture as well as other defendants. The Debtor filed a general denial on behalf of Riverbrook Joint Venture on August 26, 2004.

D. Preference and Other Avoidance Litigation

Debtor does not believe that there are any claims for preference or other avoidance litigation in this case. All claims, causes of action, and other legal or equitable rights shall remain the property of the Debtor. All recoveries from the above referenced actions will become Estate Property, and will be distributed to holders of Allowed Claims pursuant to the Plan.

Debtor reserves the right to object to any claim that may be filed by a purported creditor during the pendency of the chapter 11 cases.

ARTICLE 5

EVENTS LEADING TO BANKRUPTCY

Southern Investors Service Company, Inc., was incorporated under the laws of the State of Delaware in 1972. Prior to 1990, the Company was engaged in the ownership and development of real estate primarily in the Houston, Texas vicinity. The operations of the Debtor were significantly reduced during 1990, as a result of various debt settlements with lenders and other creditors. These settlements resulted in the transfer of substantially all of the Debtor’s holding to its creditors. Essentially, the Debtor’s operations since 1990 have been limited to attempts to sell remaining assets and restructure the Debtor’s remaining liabilities.

The Debtor determined in late 1999 that the sale of Lajitas (a resort property in west Texas), its sole remaining operating asset, would facilitate the Debtor’s ability to settle its existing liabilities most favorably. As a result, the Debtor retained the National Auction Group, Inc. to conduct an auction of Lajitas. The auction was conducted on February 24, 2000. During 2000, the Debtor realized net cash proceeds on the sale of Lajitas of $2.7 million.

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The Debtor thereafter attempted to utilize the net proceeds from the sale of Lajitas to settle or restructure existing debt and to realize the carrying amount of its remaining assets. It was determined by the Board of Directors of the Debtor that the best alternative to settle the Debtor’s existing debt was to file a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code.

ARTICLE 6

POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS

A. Post-Bankruptcy Operations

The Debtor has no ongoing operations.

B. Rejection of Executory Contracts and Unexpired Leases

Debtor currently is a party to a contract with Mellon Investor Services which performs transfer agent services for the Debtor. Debtor is also a party to a contract with Iron Mountain which stores records for the Debtor. These contracts will be rejected pursuant to the Plan.

C. Professional Fees and Expenses

1. Professionals employed by the Debtor

Pursuant to orders entered by the Bankruptcy Court, the Debtor has retained certain professionals to represent their interests in this chapter 11 case. In particular, the Debtor has retained the law firm of Andrews Kurth LLP (“AK”) as its general bankruptcy counsel in connection with the chapter 11 cases and filed an application with the Bankruptcy Court seeking authorization to employ AK as counsel, which was granted by Court on May 24, 2005. The Debtor also requested permission to pay AK a portion of its fees and expenses on a monthly basis, but pursuant to an agreement reached with the United States Trustee, will not do so. Instead, AK may apply for interim compensation every ninety (90) days, as provided for in the order entered by the Court on May 24, 2005. In addition, the Debtor has used the services of certain professionals, including accountants and attorneys, in the ordinary course of business (the “Ordinary Course Professionals) and intends to continue utilizing the services of the Ordinary Course Professionals to assist it in complying with requirements for publicly held companies imposed by the Securities and Exchange Commission and to assist it in certain tax disputes and inventorying certain residual small parcels and lots that may be in the Debtor’s name. The Debtor filed a motion seeking to employ the Ordinary Course Professionals without having to submit formal employment applications for each professional. Pursuant to an agreement reached with the United States Trustee, and as provided for in an order of the Court dated June 1, 2005, the Debtor is allowed to pay the Ordinary Course Professional without the Professional having to submit a formal fee application, provided that each professional’s fees and expenses do not exceed $5,000 per month and $15,000 for the entire bankruptcy case. If any professional’s fees exceed these limits, then the professional would be required to submit a formal fee application to the Bankruptcy Court.

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2. Professional Fees and Expenses

An estimation of the professional fees and expenses that will be incurred throughout the rest of the chapter 11 case is set forth in Exhibit “D-1” and in Article 9 of the Disclosure Statement.

3. Anticipated Future of the Debtor

The Debtor has no operations and will be liquidated under the Plan. Under the Plan, Debtor’s equity interest will be canceled. The Debtor’s current officers and directors will resign and the Plan Agent will become the sole officer of the Debtor and will conduct the liquidation of the Debtor’s non-liquid assets and distribute the Debtor’s assets to creditors pursuant to the Plan. The Plan provides for the dissolution of the Debtor after its assets have been distributed. The Plan Agent will receive no compensation for his services as Plan Agent.

ARTICLE 7

DESCRIPTION OF THE PLAN

A. Introduction

A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Interests is set out below. The summary is entirely qualified by the Plan. This Disclosure Statement is only a summary of the terms of the Plan. The Plan and not the Disclosure Statement governs the rights and obligations of the parties.

B. Designation of Claims and Interests

The following is a designation of the classes of Claims and Interests under this Plan. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim that is not an Allowed Claim. No distribution shall be made under the Plan on account of any Interest.

Class 1 Priority Unsecured Non-Tax Claims.

Class 2 Secured Claims.

Class 3 General Unsecured Claims.

Class 4 Interests in Debtor.

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Claims in Class 1 and Class 2 are not impaired under the Plan. Pursuant to Bankruptcy Code section 1126(f), holders of Claims within Class 1 and Class 2 are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan. Claims in Classes 3 and 4 are impaired under the Plan. Claimholders in Class 3 are entitled to vote to accept or reject the Plan. Pursuant to Bankruptcy Code section 1126(g), Interestholders in Class 4 are conclusively presumed to have rejected the Plan and are not entitled to vote.

The chart below summarizes the type and amount of distributions that will be made to each Class subject to assumptions regarding allowance and reclassification:

Description and Amount of Claims or Interests	Treatment
Nonclassified Claims

Administrative Claims: Costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code. Estimated Aggregate Class Amount: Unknown.

Except as otherwise provided in the Plan, on the Distribution Date, except to the extent that a holder of an Allowed Administrative Claim agrees to a different treatment of such Allowed Administrative Claim, Liquidating Debtor shall pay to each holder of an Allowed Administrative Claim, Cash in an amount equal to such Allowed Administrative Claim, provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, whether or not incurred in the ordinary course of business, shall be assumed and paid by Liquidating Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions

Estimated Percentage of Recovery: 100%.

Priority Unsecured Tax Claims: Priority Tax Claims allowed under section 507(a)(8) of the Bankruptcy Code. Estimated Aggregate Class Amount: unknown.

On the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Tax Claim, Liquidating Debtor shall, at its option, pay to each holder of an Allowed Priority Unsecured Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Unsecured Tax Claim, or (b) deferred annual cash payments over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Allowed Priority Unsecured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Estimated Percentage of Recovery: 100%.

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Description and Amount of Claims or Interests	Treatment
Professional Fee Claims: Claims for compensation or reimbursement of expenses of a Professional retained in Debtor’s chapter 11 case and requested in accordance with the provisions of sections 327, 238, 330, 331, 503(b) and/or 1103 of the Bankruptcy Code.	Professional Fee Claims will be paid by the Liquidating Debtor within ten (10) days after final allowance by the Bankruptcy Court. Estimated Percentage of Recovery: 100%.

Classified Claims

Class 1 (Allowed Priority Unsecured Non-Tax Claims): Claims that are entitled to priority under section 507(a)(3), (a)(4) and (a)(6) of the Bankruptcy Code. Estimated Aggregate Class Amount: $0.

On the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Non-Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Non-Tax Claim, or except to the extent that such Claim is not due and payable on or before the Effective Date, each Allowed Priority Unsecured Non-Tax Claim shall be paid in full, in cash from the Available Cash, and shall be considered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Unsecured Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Estimated Percentage of Recovery: 100%.

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Description and Amount of Claims or Interests	Treatment
Class 2 (Allowed Secured Claims): claims to the extent secured by items on properties of the Estate. Estimated Aggregate Class Amount: $1,706.

The claims of any taxing authority for property taxes secured by property of the Debtor will be satisfied by the abandonment to the taxing authority of the property securing the claim. For any other Allowed Secured Claims, each holder of an Allowed Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, in the sole and absolute discretion of the Liquidating Debtor, be entitled to any one or a combination of any of the following: (i) receive on the Distribution Date, Cash in an amount equal to such Allowed Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Secured Claim, of a value, as of the Effective Date, of at least the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, (iii) upon abandonment by the Liquidating Debtor, receive all or a portion of the Collateral securing such holder’s Allowed Secured Claim, (iv) receive payments or Liens amounting to the indubitable equivalent of the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, or (v) receive such other treatment as such holder shall have agreed upon in writing.

Estimated Percentage of Recovery: 100%.

Class 3 (Allowed General Unsecured Claims): Claims that are not secured by a lien on the property of the Debtor. Estimated Aggregate Class Amount: $5,799.135	Each holder of a Class 3 General Unsecured Claim shall receive its Pro Rata Share of Available Cash on the Distribution Date. Estimated Percentage of Recovery: 43.34%.

Class 4 (Equity Interests): Allowed Interest in the Debtor. These interests will be canceled pursuant to the Plan.

On the Effective Date, all Class 4 Interests shall be canceled in accordance with Section 6.3.1 of the Plan, and holders of Class 4 Interests shall not be entitled to receive any Distribution under the Plan.

Estimated Percentage of Recovery: 0%.

C. Treatment of Claims and Interests

1. Treatment of Unclassified Claims

a) Payment of Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims

Administrative Claims are Claims for any cost or expense of the chapter 11 cases allowable under Bankruptcy Code sections 503(b) and 507(a)(1). Those expenses include all

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actual and necessary costs and expenses related to the preservation of the Bankruptcy Estates or the operation of the Debtor’s business, all claims for cure payments arising from the assumption of executory contracts and unexpired leases under Bankruptcy Code section 365, and all United States Trustee quarterly fees. Under the Plan, on the Distribution Date, except to the extent that a holder of an Allowed Administrative Claim agrees to a different treatment of such Allowed Administrative Claim, Liquidating Debtor shall pay to each holder of an Allowed Administrative Claim, Cash in an amount equal to such Allowed Administrative Claim, provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, whether or not incurred in the ordinary course of business, shall be assumed and paid by Liquidating Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

Priority Unsecured Tax Claims are unsecured Claims of governmental units that are entitled to priority status under Bankruptcy Code section 507(a)(8). Certain of those claims may be disputed, as reflected in more detail in Debtor’s schedules.

With respect to Priority Unsecured Tax Claims, on the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Tax Claim, Liquidating Debtor shall, at its option, pay to each holder of an Allowed Priority Unsecured Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Unsecured Tax Claim, or (b) deferred annual cash payments over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Allowed Priority Unsecured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Professional Fee Claims are Claims for compensation and reimbursement of expenses by Professionals to the extent allowed under the Bankruptcy Code and Bankruptcy Rules. Professional Fee Claims will be paid by the Liquidating Debtor within ten (10) days after final allowance by the Bankruptcy Court. After the Confirmation Date, fees for professionals may be paid by the Liquidating Debtor in the ordinary course of business.

b) Bar Dates for Unclassified Claims

The Confirmation Order will establish an Administrative Claims Bar Date for the filing of all Administrative Claims (but not including Professional Fee Claims, or United States Trustee fees), which date shall be twenty (20) days after the Confirmation Date. Holders of Administrative Claims, other than Professional Fee Claims, or United States Trustee fees, not paid prior to the Administrative Claims Bar Date must submit proofs of claim for such Administrative Claim on or before the Administrative Claims Bar Date or forever be barred from doing so. The Liquidating Debtor shall have 180 days after the Administrative Claims Bar Date or such later date as may be approved by the Bankruptcy Court, to review and object to such Administrative Claims.

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All requests for payment of Professional Fee Claims arising on or before the conclusion of the Effective Date must be filed with the Bankruptcy Court and served on the Debtor and the U.S. Trustee within forty-five (45) days after the Confirmation Date. Any such Professional Fee Claims for which an application or request for payment is not filed within that time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.

c) U. S. Trustee Fees

The Liquidating Debtor or Plan Agent shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. §1930(a)(6). The Debtor should be paying United States Trustee quarterly fees as they accrue prior to confirmation of the Plan. Any fees due and unpaid as of the date of confirmation of the Plan will be paid in full on the effective date of the Plan. After confirmation, the Liquidating Debtor or Plan Agent shall pay United States Trustee quarterly fees as they accrue until this case is closed by the Court. The Liquidating Debtor or the Plan Agent shall file with the Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the case remains open in a format prescribed by the United States Trustee.

2. Classification and Treatment of Classified Claims and Interests

a) General

It is not possible to accurately predict the Distributions that will ultimately be paid to holders of Claims in the following Classes because of the variables involved in the calculation (e.g., the total amount of Allowed Claims in each Class, the amount to be realized from certain property and assets, and the amounts recoverable from third parties).

Notwithstanding, the estimates set forth for each Class are based on information known to the Debtor as of the filing date of this Disclosure Statement.

b) Treatment of Class 1 Allowed Priority Unsecured Non-Tax Claims

Certain Claims are entitled to priority under Bankruptcy Code section 507(a)(3) (Claims for wages, salaries, or commissions), section 507(a)(4) (Claims for benefit plans), and section 507(a)(6) (Claims by individuals for refunds of deposits). The Debtor believes that no Class 1 Claims exist. However, to the extent that any Class 1 Claims are made against the Debtor and allowed by the Court, on the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Non-Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Non-Tax Claim, or except to the extent that such Claim is not due and payable on or before the Effective Date, each Allowed Priority Unsecured Non-Tax Claim shall be paid in full, in cash from the Available Cash, and shall be considered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Unsecured Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

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3. Treatment of Class 2 Allowed Secured Claims

a) Determination of Class 2 Allowed Secured Claims

Class 2 is comprised of Secured Claims. The Debtor believes that the only potential claims existing in Class 2 are those of taxing authorities. If there is more than one Class 2 Allowed Secured Claim, each Class 2 Allowed Secured Claim shall be classified in a separate subclass. The Plan Agent may seek a determination of the allowability of any Class 2 Allowed Secured Claim, if any, in accordance with the Bankruptcy Code and the Bankruptcy Rules. The Plan Agent may, at his sole option, initiate litigation seeking a determination of the amount, extent, validity, and priority of any Liens securing any Class 2 Allowed Secured Claim.

b) Treatment of the Class 2 Allowed Secured Claims

Pursuant to the Plan, the Debtor will abandon any property satisfying any claim of a taxing authority to that entity in satisfaction of its claim. Otherwise, each holder of an Allowed Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, in the sole and absolute discretion of the Plan Agent, be entitled to any one or a combination of any of the following: (i) receive Cash in an amount equal to such Allowed Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Secured Claim, of a value, as of the Effective Date, of at least the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, (iii) upon abandonment by the Debtor, receive all or a portion of the Collateral securing such holder’s Allowed Secured Claim, (iv) receive payments or Liens amounting to the indubitable equivalent of the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, or (v) receive such other treatment as such holder shall have agreed upon in writing.

4. Treatment of Class 3 Allowed General Unsecured Claims.

Class 3 is comprised of Allowed General Unsecured Claims against the Debtor, all Claims for deficiency on partially secured debt, if any, all Claims of holders of guaranty Claims, if any, and all holders of trade debt not otherwise treated elsewhere under the Plan. The Debtor scheduled Unsecured Claims in the total amount of approximately $5.8 million in its Schedules of Assets and Liabilities as amended. Unless the Claim is a Disputed Claim, each holder of a Class 3 General Unsecured Claim shall receive its Pro Rata share of Available Cash on the Distribution Date.

5. Treatment of Class 4 Allowed Interests

Class 4 is comprised of Interests in the Debtor. Under the Plan, all existing Interests in the Debtor will be cancelled on the Effective Date, and holders of Class 4 Interests shall not be entitled to any distributions in accordance with the Plan.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -25-

ARTICLE 8

MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

The Plan contemplates an orderly and efficient liquidation of the Debtor and its property and assets by the Plan Agent. On the Effective Date, title to all Estate Property shall vest in the Liquidating Debtor. The liquidation of the Estate Property and distributions to holders of Claims and Interests will be conducted by the Plan Agent. On the Effective Date, the Debtor shall no longer be subject to any law or requirement relating to payment of franchise or other similar taxes. On and after the Effective Date, the Debtor will not be subject to reporting requirements under any applicable state or federal securities laws, including without limitation, any requirements imposed under the Securities Exchange Act of 1934 or any similar statute, and all rules, regulations, etc. promulgated pursuant thereto.

Following the Effective Date, the Plan Agent shall conduct an orderly liquidation of the Estate Property consistent with the terms and conditions of the Plan. Except as otherwise expressly limited in the Plan, the Plan Agent shall have control and authority over the Debtor and Estate Property, including the Avoidance Actions and other causes of action that are owned by the Debtor or Liquidating Debtor, and over the management and disposition of the Estate Property (including any transfer of Estate Property that does not constitute a disposition). Except as provided in the Plan, the Plan Agent need not obtain any court order or approval in the exercise of any power or discretion conferred under the Plan, or account to any court in the absence of a breach of fiduciary duty. The Plan Agent shall exercise his judgment for the benefit of the holders of Claims and Interests in order to maximize the value of Estate Property. An illustrative list of actions the Plan Agent is authorized to take in connection with the management of the Liquidating Debtor and the use of the Estate Property is set forth in section 6.5 of the Plan.

Further, the Liquidating Debtor, at its election, may abandon or sell a number of small parcels or lots and other property that are presently believed to be of inconsequential value to the estate. If these parcels are sold and revenues in excess of costs are generated, those funds will be included in the Estate Property.

In accordance with Section 6.2.1 of the Plan, the Debtor nominates Eric Schumann, Senior Vice-President of the Debtor, as the Plan Agent, and seek the approval of that nomination at the Confirmation Hearing.

Upon the Effective Date, all of the then existing Interests in the Debtor shall be canceled. Further, the Debtor shall only authorize and issue 1,000 shares of its common stock, $1.00 par value, to the Plan Agent to be held and voted in accordance with the terms and conditions of the Plan. The Plan Agent shall be the record owner of the New Common Stock of the Liquidating Debtor, which shall constitute 100% of the issued and outstanding shares of capital stock of the Liquidating Debtor. The mechanism is utilized to provide an entity to hold the assets of the estate while the Plan Agent carries out the provisions of the Plan post-confirmation. The Plan Agent shall vote such shares at all appropriate times to elect the Plan Agent as the sole director of the Debtor and otherwise to implement the terms and provisions of the Plan.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -26-

Following the complete liquidation and distribution of all Available Cash on the Distribution Date, the Plan Agent shall sign and file appropriate articles of dissolution for the Liquidating Debtor with its state of incorporation. On filing the Articles of Dissolution, the Plan Agent shall file with the Bankruptcy Court and serve on the U.S. Trustee a final report outlining funds and assets liquidated and distributed to Creditors.

Distributions under the Plan will be made only to the holders of Allowed Claims. Unless a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive any consideration otherwise provided to such Claimholder under the Plan.

The Plan Agent, on behalf of the Liquidating Debtor, will make Distributions from only Available Cash.

The Plan Agent shall make Distributions to the holders of Allowed Claims by mailing such Distribution to the Claimholders at their address as listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Claimholders, or at such other address as such Claimholders shall have specified for payment purposes in a written notice to the Plan Agent at least twenty (20) days before a Distribution Date. The Plan Agent, on behalf of the Liquidating Debtor, will distribute any Available Cash by wire, check, or such other method as the Plan Agent deems appropriate under the circumstances.

No distributions of less than $10.00 will be made.

If a Distribution to any Claimholder is returned as undeliverable, the Plan Agent, on behalf of the Liquidating Debtor, shall use reasonable efforts to determine such Claimholder’s then current address, and no further Distributions shall be made to such Claimholder unless and until the Plan Agent is notified of such Claimholder’s then current address subject to Section 7.6.

If any Person entitled to Distributions of Available Cash or Estate Property under the Plan cannot be located on the Distribution Date, then (i) such Person shall no longer be deemed to be a Claimant, and (ii) any Available Cash and Estate Property and interest and proceeds thereon allocable to such Person, net of the allocable portion of taxes paid by the Debtor, shall be part of the Available Cash or Estate Property free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim) and shall be otherwise distributed as provided in the Plan, with such adjustments as are required to take into account that such Person is no longer deemed a Claimholder.

All checks constituting a Distribution by the Plan Agent, on behalf of the Liquidating Debtor, shall have a voiding provision causing such check to become void if not cashed within 180 days. If the aggregate amount of checks voided for not being cashed within 180 days exceeds $5,000, the Distributions represented by the voided checks will revert to the Liquidation Debtor, which will then perform an additional distribution in the manner provided for in this Article 7. If the amount equals or is less than $5,000, the funds will be deposited in the registry of the Court. A party that wishes to claim funds belonging to it that have been deposited in the registry of the Court may file an application with the Court. Any funds not claimed for a period of ten (10) years will escheat to the state as provided for by law.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -27-

The Plan Agent, on behalf of the Liquidating Debtor, may withhold from the amount distributable from the Debtor at any time to any Person (except with respect to the Internal Revenue Service) such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Debtor with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in this Article 8, whenever such withholding is determined by the Plan Agent in his discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Plan Agent, in the exercise of his discretion and judgment, may enter into agreements, on behalf of the Liquidating Debtor, with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section 7.8. Notwithstanding the foregoing but without prejudice to the Plan Agent’s rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution hereunder.

The Plan Agent, on behalf of the Liquidating Debtor, shall maintain records and account books relating to the Estate Property, the management of the Estate Property, and all transactions undertaken by the Plan Agent. The Plan Agent shall also maintain, on behalf of the Liquidating Debtor, records and account books relating to all Distributions contemplated and made under the Plan. After the Effective Date, but prior to the closing of the case, the Liquidating Debtor will pay a fee of approximately $8,000 to Iron Mountain for the destruction of old documents belonging to the Debtor that are warehoused offsite. More recent documents maintained on the Debtor’s premises will be maintained by the Plan Agent for an appropriate period of time and will then be destroyed by the Plan Agent. The Plan Agent will receive $2,500 as a Liquidating Cost for the estimated cost of future destruction. .

ARTICLE 9

RECOVERY ANALYSIS, FEASIBILITY, AND RISKS

A. Recovery Analysis

Recoveries to Class 3 General Unsecured Creditors are derived from the cash on hand and cash generated from the sales of the Debtor’s assets, after the distribution of that cash to pay various claims.

Attached as Exhibit D-1 are Pro Forma Sources and Uses of Cash Statements for April 8, 2005 through December 31, 2005. These statements reflect a projected balance of cash available of $2,514,836.00 on December 31, 2005, which is the estimated Effective Date of the Plan.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -28-

Attached as Exhibit D-2 is a Pro Forma Recovery Analysis as of December 31, 2005. The Recovery Analysis, based solely on pro forma numbers, shows estimated cash available on December 31, 2005 and provides an estimate of the possible distribution and uses of the cash available. After payment of priority and administrative claims, and satisfaction of secured claims, the remaining balance of cash available to satisfy unsecured claims is projected to be $2,513,130.00

Recoveries to Class 3 General Unsecured Creditors is estimated to be 43.34% assuming $5,799,135 in Class 3 General Unsecured Claims are ultimately allowed.

The Debtor believes that based on the projections set forth in Exhibit D-1 through D-2 of this Disclosure Statement, the Plan is feasible and Class 3 General Unsecured Creditors should receive recoveries on their claims in the range specified above.

If these priority claims are reduced, then recoveries to Class 3 Creditors will increase. On the other hand, if priority claims are greater than the amounts projected by the Debtor, recoveries to Class 3 General Unsecured Creditors will decrease.

B. Feasibility of the Plan.

Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor unless such liquidation is proposed in the Plan.

The Plan expressly provides for the liquidation of substantially all of the Debtor’s assets. The funds generated by the disposition of the assets, as well as the funds already generated by the Amended Agreement, are sufficient to fund all distributions under the Plan and to establish a reasonable reserve for the costs of administering the Liquidating Debtor. The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code, because it provides for the liquidation of substantially all of the Debtor’s assets and creates a fund from which all distributions to Allowed Claims can be paid.

C. Risks Associated with the Plan.

Both the confirmation and consummation of the Plan are subject to a number of risks. Specifically, the Debtor may not be able to meet their projections set forth in the previous section A in this Article. In addition, there are certain risks inherent in the reorganization process under the Bankruptcy Code. If certain standards set forth in the Bankruptcy Code are not met, the Bankruptcy Court will not confirm the Plan even if Claimholders accept the Plan. Although the Debtor believes that the Plan meets such standards, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court were to determine that such requirements were not met, it could require the Debtor to re-solicit acceptances, which could delay and/or jeopardize confirmation of the Plan. The Debtor believes that the solicitation of votes on the Plan will comply with section 1126(b) and that the Bankruptcy Court will confirm the Plan. The Debtor, however, can provide no assurance that modifications of the Plan will not be required to obtain confirmation of the Plan, or that such modifications will not require a re-solicitation of acceptances.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -29-

ARTICLE 10

ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS

There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtor’s chapter 11 bankruptcy cases, (b) the Debtor’s chapter 11 bankruptcy cases could be converted to a liquidation case under chapter 7 of the Bankruptcy Code, or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

A. Dismissal

If the Debtor’ bankruptcy cases were to be dismissed, it would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code.

B. Chapter 7 Liquidation

If the Plan is not confirmed, it is likely that the Debtor’s chapter 11 case will be converted to cases under chapter 7 of the Bankruptcy Code, in which case a trustee would be elected or appointed to liquidate the assets of the Debtor for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

If the Debtor’s chapter 11 case is converted to chapter 7, the present Administrative Claims may have a priority lower than priority claims generated by the chapter 7 case, such as the chapter 7 trustee’s fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

The Debtor believes that liquidation under chapter 7 would result in far smaller distributions being made to Claimholders than those provided for in the Plan. Conversion to chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; (b) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor’s operations. In a chapter 7 liquidation, it is very possible that general unsecured creditors would receive little or a greatly diminished recovery on their claims.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -30-

ARTICLE 11

CERTAIN UNITED STATES FEDERAL INCOME TAX

CONSEQUENCES OF THE PLAN

A. Introduction

The following discussion summarizes some of the more significant United States federal income tax consequences of the implementation of the Plan to the Debtor and Claimholders.

The following discussion is based on the Internal Revenue Code of 1986 as amended (the “Tax Code”), Treasury regulations thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service (“IRS”) as in effect on the date hereof. Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and subject to uncertainties. The Debtor has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan that may be relevant to a particular Claimholder in light of its particular facts and circumstances or to certain types of taxpayers (such as foreign taxpayers, broker dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations or investors in pass through entities).

ACCORDINGLY, THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN.

B. Tax Consequences to the Debtor

Generally, under the terms of the Plan, all Claims will be discharged and all Interests will be cancelled. Any cancellation of indebtedness income corresponding to the discharge of Claims at a discount will not constitute taxable income to the Debtor because the discharge arises in connection with a case under Title 11 of the Bankruptcy Code. The Debtor, however, may be required to reduce certain tax attributes, such as any net operating losses (“NOLs”) and NOL carryforwards. Tax attributes, including any NOLs and NOL carryforwards, remaining available to the Debtor may be subject to utilization limitations, including limitations imposed by Tax Code section 382, in addition to or in conjunction with any prior existing utilization limitations.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -31-

C. Tax Consequences to Claimants

1. In General

The federal income tax consequences of the implementation of the Plan to a Claimholder will depend, among other things, on: (a) whether the Claimholder receives consideration in more than one tax year, (b) whether the Claimholder is a resident of the United States, (c) whether all of the consideration by the Claimholder is deemed received by that Claimholder as part of an integrated transaction, (d) whether the Claimholder reports income using the accrual or cash method of accounting, and (e) whether the Claimholder has previously taken a bad debt deduction or worthless security deduction with respect to the Claim.

2. Gain or Loss on Exchange

Generally, a Claimholder will realize a gain or loss on the exchange under the Plan of its Allowed Claim for cash and other property in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration attributable to accrued but unpaid interest on the Allowed Claim), and (ii) the adjusted basis of the Allowed Claim exchanged therefore (other than basis attributable to accrued but unpaid interest previously included in the holder’s taxable income). The character of any gain or loss as ordinary or capital with respect to an Allowed Claim will depend, among other things, on: (a) the origin and nature of the Allowed Claim, (b) the tax status of the holder of the Allowed Claim, (c) whether the Allowed Claim is a capital asset in the hands of the holder, and (d) the extent to which the holder previously claimed a loss, bad debt deduction, or charge to a reserve for bad debts with respect to the Allowed Claim. If gain or loss recognized by a Claimholder is capital gain or loss, such gain or loss will be long-term if the holder held the asset underlying the Allowed Claim more than one year.

A Claimholder who receives any consideration under the Plan in respect of Allowed Claims for accrued interest not previously included in income must treat the amount of that consideration as ordinary income. A Claimholder whose Allowed Claim for accrued interest previously included in income is not fully satisfied generally may take an ordinary deduction for the unsatisfied portion of that Allowed Claim, even if the underlying claim is held as a capital asset. Claimholders should consult their own tax advisors about the proper allocation of consideration between principal and interest.

D. Preservation of Tax Attributes

Tax Code section 382 could substantially limit, or deny in full, the availability of certain of the Debtor’s tax attributes, including any available NOLs and NOL carryforwards, as a result of the transactions contemplated under the Plan. Moreover, Tax Code section 108 will result in the reduction of certain of the Debtor’s tax attributes otherwise available to the Debtor, including NOLs and NOL carryforwards, certain credit carryforwards, and tax basis in the Debtor’s assets, based on the amount of debt forgiveness resulting from the Plan.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -32-

E. Information Reporting and Backup Withholding

Under the backup withholding rules of the Tax Code, a Claimholder may be subject to backup withholding at the rate of twenty-eight percent (28%) with respect to payments made pursuant to the Plan unless it (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that it is not subject to backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against Claimholder’s federal income tax liability, and a Claimholder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS. Claimholders may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

ARTICLE 12

CONCLUSION

This Disclosure Statement has attempted to provide information regarding the Debtor’s bankruptcy estate and the potential benefits that might accrue to holders of Claims against and Interests in the Debtor under the Plan as proposed. The Plan is the result of extensive efforts by the Debtor, its advisors, and management to provide the holders of Allowed Claims with a meaningful distribution. The Debtor believes that the Plan is feasible and will provide each holder of an Allowed Claim against the Debtor with an opportunity to receive greater benefits than those that would be received by termination of the Debtor’s business and the liquidation of its assets, or by any alternative plan or sale of the business to a third party. The Debtor, therefore, urges interested parties to vote in favor of the Plan.

[Signature Page Follows]

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -33-

Dated: July 7, 2005

SOUTHERN INVESTORS SERVICES COMPANY, INC.

By:	/s/ Eric Schumann
Name:	Eric Schumann
Title:	Senior Vice President

Submitted By:

ANDREWS KURTH LLP

By:	/s/ Gary C. Miller (Basil A. Umari by permission)
Gary C. Miller
Texas Bar No. 14071900
Basil A. Umari
Texas Bar No. 24028174
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Telephone: 713-220-4200
Facsimile: 713-220-4285

ATTORNEYS FOR SOUTHERN INVESTORS SERVICE COMPANY, INC.

FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF DISTRIBUTION OF SOUTHERN INVESTORS SERVICE COMPANY, INC.	Page -34-

EXHIBIT A

CONFORMED COPY

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

ORDER, UNDER 11 U.S.C. §§ 105(a) AND (d), 1125(b), AND 1128 AND FED.

R. BANKR. P. 2002, 3017, 3018, and 3020 (1) SETTING DATE FOR

CONFIRMATION HEARING AND VOTING AND OBJECTION

DEADLINE REGARDING CONFIRMATION HEARING, (2) APPROVING

FORM OF BALLOTS, (3) APPROVING PROPOSED SOLICITATION

PROCEDURES, (4) ESTABLISHING PROCEDURES FOR FILING

OBJECTIONS TO CONFIRMATION, AND

(5) ESTABLISHING RECORD DATE

(This Order Corresponds To Docket No. 41, 18, 49)

Upon Debtor’s Motion for Order (1) Setting Date for Confirmation Hearing and Voting and Objection Deadline Regarding Confirmation Hearing, (2) Approving Form of Ballots, (3) Approving Proposed Solicitation Procedures, (4) Establishing Procedures for Filing Objections to Confirmation, and (5) Establishing Record Date (the “Motion”) the Court finds that, for the reasons set forth more specifically in the Motion, cause has been shown for granting the requested relief; and it is accordingly

ORDERED that the Motion is granted. It is further

CONFIRMATION HEARING AND VOTING AND OBJECTION DEADLINE

ORDERED that a hearing (“Confirmation Hearing”) to consider confirmation of the (#49) Debtor’s First Amended Plan of Distribution (the “Plan”) will be held on August 31, 2005 at 9:00 a.m. (CDT) before the Honorable Jeff Bohm in Courtroom 10-A, 10th Floor, 515 Rusk, Houston, Texas 77002. It is further

CONFORMED COPY

ORDERED that the last date for Class 3 claimants to file a vote to accept or reject the plan is August 22, 2005 at 5:00 p.m. (CDT). It is further

ORDERED that the last date for any part to file and serve a written objection to the plan is August 22, 2005 at 5:00 p.m. (CDT). It is further

DISCLOSURE STATEMENT

ORDERED that Debtor’s Disclosure Statement for Plan of Distribution (the “Disclosure Statement”) is hereby APPROVED in all respects pursuant to 11 U.S.C. § 1125, the Court finding after hearing on notice that the Disclosure Statement contains adequate information. It is further

FORM OF BALLOTS

ORDERED that the ballots (the “Ballots”) for Class 3 is approved, substantially in the form attached hereto as Exhibit “A.” It is further

SOLICITATION PROCEDURES

ORDERED that the following solicitation materials (collectively, the “Solicitation Package”) shall be distributed to the Class 3 claimants:

(1)	the Disclosure Statement, which contains the Plan as its Exhibit A;

(2)	Notice of the Confirmation Hearing, which shall be held on August 31, 2005, at 9:00 a.m., and the Voting Deadline and Objection Deadline, which have been set for 5:00 p.m. on August 22, 2005;

(3)	The Ballot which conforms to the Official Form together with appropriate voting instructions; and

(4)	a pre-addressed return envelope. It is further

ORDERED that the Debtor shall mail the Solicitation Packages to only the holders of Class 3 claims. It is further

CONFORMED COPY

ORDERED that the Debtor shall serve a notice in lieu of the Solicitation Package, which notice shall be substantially in the form of the notice (“Notice of Confirmation Hearing”) attached hereto as Exhibit “B,” to parties in interest not entitled to vote on the Plan, including: (i) the Holders of Unimpaired Claims classified in Classes 1 and 2; (ii) equity interests classified in Class 4; (iii) the Holders of unclassified Claims as set forth in the Plan; and (iv) all other parties entitled to notice of the Confirmation Hearing. It is further

ORDERED that the Debtor is authorized, but not directed, to give supplemental publication notice by causing to be published before July 22, 2005, the Notice of Confirmation Hearing in a newspaper of general circulation in Texas. It is further

PROCEDURES FOR FILING OBJECTIONS TO CONFIRMATION

ORDERED that any objections to confirmation must be filed with the Court and served upon the following parties on or before 5:00 p.m. (CDT) on August 22, 2005:

Counsel for the Debtor:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: Gary C. Miller

Facsimile: 713-238-7433

garymiller@akllp.com

United States Trustee:

Office of the United States Trustee

515 Rusk Street

Houston, Texas 77002

Attention: Nancy Holley

nancy.holley@usdoj.gov

It is further

CONFORMED COPY

RECORD DATE

ORDERED that July 1, 2005 is set as the record date for determining equity interest holders entitled to receive a Notice, notwithstanding anything to the contrary in the Bankruptcy Rules.

DONE, this 8th day of July, 2005

/s/ JEFF BOHM
JEFF BOHM
UNITED STATES BANKRUPTCY JUDGE

CONFORMED COPY

EXHIBIT A

CONFORMED COPY

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

CLASS 3 BALLOT FOR ACCEPTING OR REJECTING

PLAN OF DISTRIBUTION – DUE BY             , 2005, 5:00 P.M. (CDT)

Southern Investors Service Company, Inc., debtor and debtor in possession in the above-referenced bankruptcy case (the “Debtor”) filed a Plan of Distribution dated May 16, 2005 (the “Plan”) in this case. The Court has approved the Disclosure Statement for Plan of Distribution (the “Disclosure Statement”). The Disclosure Statement provides information to assist you in deciding how to vote your ballot. If you do not have a Disclosure Statement, you may obtain a copy by making a request in writing to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: Ms. Eileen Leahy, or by e-mail at eileenleahy@akllp.com. Court approval of the Disclosure Statement does not indicate approval of the Plan by the Court.

You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and your classification and treatment under the Plan. Your claim has been placed in Class 3 under the Plan.

If your ballot is not received by Basil A. Umari, Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, on or before                  , 2005, 5:00 P.M. (CDT), and such deadline is not extended, your vote will not count as either an acceptance or rejection of the Plan.

If the Plan is confirmed by the Bankruptcy Court it will be binding on you whether or not you vote.

The undersigned, the holder of a Class 3 Claim General Unsecured Claim against the Debtor in the unpaid amount, as of                     , of                                                                   Dollars ($                    ).

(Check one box only)

☐    ACCEPTS THE PLAN                                                                                      ☐    REJECTS THE PLAN

CONFORMED COPY

Name of Claimant (Printed)

Signature (and title if representative of a business)

RETURN THIS BALLOT BY 5:00 P.M. (CDT)                              , 2005 TO:

Basil A. Umari

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

CONFORMED COPY

EXHIBIT B

CONFORMED COPY

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

NOTICE OF CONFIRMATION HEARING

PLEASE TAKE NOTICE that a hearing (the “Confirmation Hearing”) will be held to consider confirmation of the Debtor’s First Amended Plan of Distribution (the “Plan”) on                  , 2005 beginning at     :    0     .m. (CDT) before the Honorable Judge Jeff Bohm, United States Bankruptcy Judge, 515 Rusk Ave., Houston, Texas 77002, Courtroom             ,     th Floor. The Confirmation Hearing may be adjourned from time to time without further notice, except for an announcement made at the Confirmation Hearing.

PLEASE TAKE FURTHER NOTICE that any and all objections to the Plan must be filed with the Clerk, United States Bankruptcy Court, 515 Rusk Ave., Houston, Texas 77002, and a copy delivered to the parties listed below, together with a proof of service, so as to be received no later than                          , 2005:

Counsel for the Debtors:

Andrews Kurth LLP

600 Travis St., Suite 4200

Houston, Texas 77002

Attention: Gary C. Miller

Facsimile: (713) 238-7323

United States Trustee:

Office of the United States Trustee

515 Rusk Street, Suite 3516

Houston, Texas 77002

Attention: Nancy Holley

CONFORMED COPY

PLEASE TAKE FURTHER NOTICE that ballots to accept or reject the Plan must be received by Basil A. Umari as indicated on the ballot by 5:00 p.m. (CDT) on                  , 2005.

PLEASE TAKE FURTHER NOTICE that the Plan provides for the liquidation of the Debtor’s assets and distribution of the proceeds to creditors. Under the Plan, all the Debtor’s equity interests will be canceled and will receive no distributions. As such, the class of the Debtor’s equity security holders is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

PLEASE TAKE FURTHER NOTICE that, in accordance with Rule 3017(a) of the Federal Rules of Bankruptcy Procedure, any party in interest may obtain a copy of the Plan and Disclosure Statement upon written request from the Debtors’ counsel during regular business hours or by email to Ms. Eileen Leahy (eileenleahy@akllp.com). In addition, a copy of the Disclosure Statement is attached as an exhibit to a Current Report on Form 8-K filed by the Debtor with the Securities and Exchange Commission (“SEC”) which is accessible on the SEC’s website, www.sec.gov.

EXHIBIT B

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

FIRST AMENDED PLAN OF DISTRIBUTION FOR

SOUTHERN INVESTORS SERVICE COMPANY, INC.

GARY C. MILLER

TEXAS BAR NO. 14071900

BASIL A. UMARI

TEXAS BAR NO. 24028174

ANDREWS KURTH LLP

600 TRAVIS, SUITE 4200

HOUSTON, TEXAS 77002

TELEPHONE: (713) 220-4200

FACSIMILE: (713) 220-4285

ATTORNEYS FOR SOUTHERN INVESTORS

SERVICE COMPANY, INC.

DATED:	July 7, 2005
HOUSTON, TEXAS

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND CONSTRUCTION OF TERMS		1
1.1	Scope of Definitions	1
1.2	Definitions	1
1.3	Rules of Interpretation and Construction	1

ARTICLE 2 CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT		1
2.1	Classification	1
2.2	Unclassified Claims	1
2.3	Identification of Classes	1
2.4	Unimpaired Class	2
2.5	Impaired Classes	2

ARTICLE 3 TREATMENT OF UNCLASSIFIED CLAIMS: ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS		2
3.1	Administrative Claims	2
3.2	Priority Unsecured Tax Claims	2
3.3	Professional Fee Claims	2

ARTICLE 4 PROVISIONS FOR TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS		3
4.1	Treatment of Class 1 Priority Unsecured Non-Tax Claims	3
4.2	Treatment of Class 2 Allowed Secured Claims	3
4.3	Treatment of Class 3 General Unsecured Claims	3
4.4	Treatment of Class 4 Interests	3

ARTICLE 5 EXECUTORY CONTRACTS AND UNEXPIRED LEASES		3
5.1	Rejection	3
5.2	Approval of Rejection	4
5.3	Rejection Claims	4
5.4	Employee Claims (Compensation and Benefit Programs)	4
5.5	Indemnification Obligations	4

ARTICLE 6 MEANS FOR EXECUTION OF THE PLAN		4
6.1	Plan Rationale	4
6.1.1	Sale of Southern’s Ownership Interests in MDI Investment Builders Ltd and 2727 Loop 610 Venture, Ltd., and Certain Notes Receivable	5
6.1.2	Implementation of the Plan	6
6.2	The Plan Agent	6
6.2.1	Selection of Plan Agent	6
6.2.2	Resignation of Plan Agent	6
6.2.3	Appointment of Successor Plan Agent	6
6.2.4	Compensation	6
6.3	Effective Date	6

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6.3.1	Cancellation of Interests and Re-issuance of New Common Stock of the Debtor	7
6.3.2	Execution of Documents and Corporate Action	7
6.3.3	Dissolution of Debtor	7
6.4	No Surrender of Instruments	7
6.5	Rights and Obligations of the Plan Agent	7
6.5.1	Liquidation of Debtor	7
6.5.2	Management of the Liquidating Debtor	7
6.5.3	Employment and Compensation of Professionals	9
6.5.4	Records	9
6.5.5	Investment Guidelines	10
6.5.6	Exculpation	10
6.5.7	Reliance by Plan Agent	10
6.6	Final Report and Dissolution of the Liquidating Debtor	11
6.6.1	Dissolution of the Liquidating Debtor	11
6.6.2	Final Report	11
6.6.3	Discharge of Plan Agent	11
6.6.4	Costs Relating to Final Report	11
6.7	Bankruptcy Code Section 1145 Determination	11

ARTICLE 7 GENERAL PROVISIONS GOVERNING DISTRIBUTIONS		11
7.1	Distributions on Allowed Claims Only	11
7.2	Distributions of Available Cash	11
7.3	Place and Manner of Payments or Distributions	11
7.4	Minimum Distributions	12
7.5	Undeliverable Distributions	12
7.6	Treatment of Unclaimed or Undeliverable Distributions	12
7.7	Uncashed Checks	12
7.8	Withholding	12

ARTICLE 8 VESTING OF PROPERTY		13
8.1	Revesting of Estate Property	13

ARTICLE 9 RELEASE, INJUNCTION AND WAIVER OF CLAIMS		13
9.1	Injunction Enjoining Holders of Claims Against and Interests in Debtor and Liquidating Debtor	13
9.2	Release	13
9.3	Exculpation of Professionals and Others	13

ARTICLE 10 PROVISIONS FOR THE RESOLUTION OF OBJECTIONS TO PROOFS OF CLAIM		14
10.1	Right to Object to Claims	14
10.2	Deadline for Objecting to Claims	14

ARTICLE 11 PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE OR ADJUSTMENT OF CLAIMS BELONGING TO THE BANKRUPTCY ESTATE		14
11.1	Right to Enforce, Compromise, or Adjust Estate Claims	14

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ARTICLE 12 RETENTION OF JURISDICTION		14
12.1	Retention of Jurisdiction	14

ARTICLE 13 MISCELLANEOUS PROVISIONS		16
13.1	Payment of Statutory Fees	16
13.2	Administrative Claims Bar Date	16

ARTICLE 14 GENERAL PROVISIONS		17
14.1	Confirmation Order	17
14.2	Notices	17
14.3	Dates	17
14.4	Further Action	17
14.5	Exhibits	17
14.6	Plan Amendments	17
14.7	Exemption from Transfer Taxes	17
14.8	Binding Effect	18
14.9	Ratification	18
14.10	Governing Law	18

ARTICLE 15 CONTINGENCIES TO EFFECTIVENESS OF PLAN		18
15.1	Conditions Precedent to Effective Date	18
15.2	Waiver Of Conditions	18

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EXHIBITS TO PLAN

Glossary of Defined Terms	Exhibit A

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INTRODUCTION

Southern Investors Service Company, Inc., Debtor and Debtor-in-Possession in the above-referenced bankruptcy case (the “Debtor”) proposes this Plan of Distribution (the “Plan”) pursuant to section 1121(b) of title 11 of the United States Code.

ARTICLE 1

DEFINITIONS AND CONSTRUCTION OF TERMS

1.1 Scope of Definitions. All capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in Article 1 of the Plan. Any capitalized term used in the Plan that is not defined in either section 1.2 of the Plan or elsewhere in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.2 Definitions. Defined terms are set forth in Exhibit A to the Plan.

1.3 Rules of Interpretation and Construction. For purposes of the Plan, (i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, modified, or supplemented; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits to the Plan; (iii) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply to the Plan.

ARTICLE 2

CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

2.1 Classification. Pursuant to Bankruptcy Code section 1122, a Claim or Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent the particular Claim or Interest has not been paid or released before the Effective Date. A Claim may be and is classified in other Classes to the extent that any portion of the Claim falls within the description of such other Classes.

2.2 Unclassified Claims. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims are not classified under the Plan, and the treatment of those Claims is set forth in Article 3 of the Plan.

2.3 Identification of Classes. Classes of Claims against and Interests in the Debtor are classified as follows:

Class 1        Priority Unsecured Non-Tax Claims

Class 2        Secured Claims

Class 3        General Unsecured Claims

Class 4        Interests in Debtor

2.4 Unimpaired Class. Claims in Classes 1 and 2 are not impaired under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, Claimholders within Classes 1 and 2 are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.5 Impaired Classes. Claims in Classes 3 and 4 are impaired under the Plan. Claimholders in Class 3 are entitled to vote to accept or reject the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Interests in Class 4 are conclusively presumed to have rejected the Plan, and therefore are not entitled to vote to accept or reject the Plan.

ARTICLE 3

TREATMENT OF UNCLASSIFIED CLAIMS: ADMINISTRATIVE

CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS

3.1 Administrative Claims. Except as otherwise provided herein, on the Distribution Date, except to the extent that a holder of an Allowed Administrative Claim agrees to a different treatment of such Allowed Administrative Claim, Liquidating Debtor shall pay to each holder of an Allowed Administrative Claim, Cash in an amount equal to such Allowed Administrative Claim, provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, whether or not incurred in the ordinary course of business, shall be assumed and paid by Liquidating Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

3.2 Priority Unsecured Tax Claims. On the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Tax Claim, Liquidating Debtor shall, at its option, pay to each holder of an Allowed Priority Unsecured Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Unsecured Tax Claim, or (b) deferred annual cash payments over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Allowed Priority Unsecured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

3.3 Professional Fee Claims. All requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court and served on the Debtor, and the U. S. Trustee no more than forty-five (45) days after the Confirmation Date. Any such Professional Fee Claims for which an application or request for payment is not filed within that time period shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.

Professional Fee Claims will be paid by the Liquidating Debtor within ten (10) days after final allowance by the Bankruptcy Court. After the Confirmation Date, fees for professionals may be paid by the Liquidating Debtor in the ordinary course of business.

ARTICLE 4

PROVISIONS FOR TREATMENT OF CLASSIFIED

CLAIMS AND INTERESTS

4.1 Treatment of Class 1 Priority Unsecured Non-Tax Claims. On the Distribution Date, except to the extent that a holder of an Allowed Priority Unsecured Non-Tax Claim agrees to a different treatment of such Allowed Priority Unsecured Non-Tax Claim, or except to the extent that such Claim is not due and payable on or before the Effective Date, each Allowed Priority Unsecured Non-Tax Claim shall be paid in full, in Cash from the Available Cash, and shall be considered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Unsecured Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

4.2 Treatment of Class 2 Allowed Secured Claims. The claims of any taxing authority for property taxes secured by property of the Debtor will be satisfied by the abandonment to the taxing authority of the property securing the claim. For any other Allowed Secured Claims, each holder of an Allowed Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, in the sole and absolute discretion of the Liquidating Debtor, be entitled to any one or a combination of any of the following: (i) receive on the Distribution Date, Cash in an amount equal to such Allowed Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Secured Claim, of a value, as of the Effective Date, of at least the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, (iii) upon abandonment by the Liquidating Debtor, receive all or a portion of the Collateral securing such holder’s Allowed Secured Claim, (iv) receive payments or Liens amounting to the indubitable equivalent of the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, or (v) receive such other treatment as such holder shall have agreed upon in writing.

4.3 Treatment of Class 3 General Unsecured Claims. Each holder of an Allowed Class 3 General Unsecured Claim shall receive its Pro Rata share of Available Cash on the Distribution Date.

4.4 Treatment of Class 4 Interests. On the Effective Date, all Class 4 Interests shall be canceled in accordance with Section 6.3.1 of the Plan, and holders of Class 4 Interests shall not be entitled to receive any Distribution under the Plan.

ARTICLE 5

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Rejection. All Executory Contracts and Unexpired Leases not otherwise assumed or rejected pursuant to a Final Order entered before the Effective Date shall be deemed rejected as of the Confirmation Date. Pursuant to Bankruptcy Code section 365(a), the Plan constitutes a motion by the Debtor to reject all executory contracts and unexpired leases not otherwise assumed or rejected pursuant to a Final Order entered before the Effective Date.

5.2 Approval of Rejection. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the remaining Executory Contracts and Unexpired Leases.

5.3 Rejection Claims. Unless the Bankruptcy Court, the Bankruptcy Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of particular Executory Contracts or Unexpired Leases, any Claim arising out of the rejection of Executory Contracts and Unexpired Leases under Sections 5.1 of the Plan, or arising out of the rejection of Executory Contracts or Unexpired Leases after the Bar Date and before the Confirmation Date, must be filed with the Bankruptcy Court and served on the Debtor and Plan Agent within thirty (30) days after the Confirmation Date, or if an earlier date has been set by the Court, on the earlier date. Any Claims not filed within that time period will be extinguished and forever barred, and therefore will not receive any Distributions under the Plan. Any Claims arising out of the rejection of an Executory Contract or Unexpired Leases pursuant to a Final Order entered before the Bar Date must have been filed before the Bar Date; otherwise those Claims are extinguished and forever barred, and therefore will not receive Distributions under the Plan. Any Claims arising from the rejection of an Executory Contract shall be treated as a Class 3 General Unsecured Claim under the Plan.

5.4 Employee Claims (Compensation and Benefit Programs). To the extent not already rejected pursuant to a Final Order, all employment and retirement practices and policies and all compensation, retirement and employee benefit plans, policies and programs of the Debtor applicable to their current or former directors, officers, or employees (including all savings plans, retirement plans, health care plans, accrued unpaid vacation, sick leave, medical benefits, incentive plans, workers’ compensation programs, and life, disability and other insurance plans), to the extent arising from Executory Contracts, shall be rejected as of the Confirmation Date, and shall not be binding on the Liquidating Debtor or Plan Agent to any extent.

5.5 Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of the Debtor and Liquidating Debtor, to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtor at any time, against any claims or causes of action as provided in the Debtor’s certificate of incorporation, by-laws, applicable state law, contract, or otherwise shall not survive confirmation of the Plan and shall be discharged.

ARTICLE 6

MEANS FOR EXECUTION OF THE PLAN

6.1 Plan Rationale. The Plan proposes a one time distribution of the Debtor’s cash on hand in the approximate amount of $2 million, together with revenue generated from a sale of Debtor’s ownership interests in two partnerships, notes receivable owned by the Debtor, and royalty interests in three oil and gas leases owned by the Debtor. The cash on hand and proceeds of sale will result in cash available for pro rata distribution to creditors as provided under the Plan. In addition, the Debtor will abandon to taxing authorities a number of small parcels or lots in satisfaction of the secured claims, if any, of the taxing authorities. Any parcels that do not secure the claims of taxing authorities will be either abandoned or sold for purposes of the one-time distribution. The Debtor will also abandon its 50% interest the common stock of MarkEight Corporation and its 72% ownership interest in Riverbrook Joint Venture, both of which the Debtor believes have no value. The right to pursue avoiding power actions, if any, will be vested in the Liquidating Debtor.

6.1.1	Sale of Southern’s Ownership Interests in MDI Investment Builders Ltd and 2727 Loop 610 Venture, Ltd., and Certain Notes Receivable

MDI Investment Builders Ltd. (“MDIIB”): Debtor has a 28.75% ownership interest in MDIIB, a partnership with its only asset consisting of a 20% interest in 2707 North Loop West, Ltd. The only asset of 2707 North Loop West, Ltd. is a ten story office building. The appraised value of the building as of June 2000 was $15,000,000.00. The property has a loan balance of approximately $8,685,000.00. Debtor will sell its 28.75% ownership interest in MDIIB to Mischer Investments, L.P. for approximately $305,000.00.

2727 Loop 610 Venture: Debtor has a 25% cash flow interest in the 20% ownership of Mischer Investments, L.P. interest in 2727 Loop 610 Venture, Ltd. The only asset of 2727 Loop 610 Venture, Ltd. is a seven story office building. The appraised value of the building as of June 2000 was $7,900,000.00. The property has a loan balance of approximately $2,606,000.00. Debtor will sell its cash flow interest to Mischer Investments, L.P. for approximately $398,000.00.

Notes Receivable: Debtor owns twelve (10) notes receivable with a current remaining unpaid balance, in total, of $29,492.59. Debtor will sell these notes to Mr. Walter Mischer, Sr. for the balance then outstanding.

Oil & Gas Leases: Debtor owns a royalty interest in three oil and gas leases. Debtor will sell these interests under the Plan.

Real Estate: The Debtor owns eight (8) acres of land in a wooded area in San Jacinto County, Texas and various miscellaneous pieces of real estate, including half-lots, drainage ditches, and the like in Harris County, Texas. A complete listing of the Debtor’s real property is attached to the Disclosure Statement as Exhibit C. The Debtor will market the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County for a period of one hundred and twenty (120) days in attempt to sell them. The Debtor will employ a broker to which it will pay a six percent (6%) commission for any property sold. The Debtor will abandon the remaining parcels, which the Debtor believes are not salable, and the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County to the extent no buyer is located, to taxing authorities with tax claims against the property in full satisfaction of such claims pursuant to 11 U.S.C. § 502(b)(3).

The sales are in the best interests of the Debtor, the estate, and creditors and parties in interest.

6.1.2 Implementation of the Plan. Implementation of the Plan requires entry of an order by the Bankruptcy Court confirming the Plan. The Plan is to be implemented, if accepted and approved by the Bankruptcy Court, in its entire form. The Debtor proposes to effectuate the Plan by making a one time distribution to its creditors in the order of priority as provided in this Plan after resolution of any Disputed Claims and payment of any Liquidation Costs, including any allowed and unpaid Professional Fee Claims and U.S. Trustee fees.

6.2 The Plan Agent.

6.2.1 Selection of Plan Agent: The Debtor nominates Eric Schumann, its Senior Vice President, as Plan Agent. The Plan Agent candidate shall be approved at the Confirmation Hearing, and shall thereafter immediately undertake the required duties under the Plan on the Effective Date.

6.2.2 Resignation of Plan Agent. The Plan Agent may resign such position only by a written instrument filed with the Bankruptcy Court at least thirty (30) days before the proposed effective date of resignation. The Plan Agent shall continue to serve as Plan Agent after the filing of the resignation until the proposed effective date, which shall be the effective date of appointment of a successor Plan Agent in accordance with Section 6.2.3 of the Plan.

6.2.3 Appointment of Successor Plan Agent.

6.2.3.1 Appointment of Successor Plan Agent. In the event of a vacancy by reason of the death of the Plan Agent or prospective vacancy by reason of resignation, a successor Plan Agent shall be selected and appointed by the Bankruptcy Court.

6.2.3.2 Vesting of Rights in Successor Plan Agent. Every successor Plan Agent appointed pursuant to the Plan shall execute, acknowledge, and deliver to the Bankruptcy Court and the retiring Plan Agent an instrument accepting the appointment subject to the terms and provisions of the Plan. The successor Plan Agent shall automatically succeed to the record ownership of the New Common Stock of the Debtor held by the retiring Plan Agent. Without any further act, deed or conveyance, the successor Plan Agent shall become vested with all the rights, powers, trusts, and duties of the retiring Plan Agent under the Plan, except that the successor Plan Agent shall not be liable for the acts or omissions of the retiring Plan Agent.

6.2.4 Compensation. The Plan Agent shall receive no compensation for performing the services of Plan Agent.

6.3 Effective Date. The following shall occur at or before the Effective Date, and shall be effective as of the Effective Date:

6.3.1 Cancellation of Interests and Re-issuance of New Common Stock of the Debtor. On the Effective Date, all of the then existing Interests in the Debtor shall be canceled, and the Liquidating Debtor shall authorize and issue only 1,000 shares of its common stock, $1.00 par value, (the “New Common Stock”) to the Plan Agent to be held and voted in accordance with the terms and provisions of the Plan. The Plan Agent shall be the record owner of the New Common Stock of the Liquidating Debtor, which shall constitute 100% of the issued and outstanding shares of capital stock of the Liquidating Debtor. The Plan Agent shall hold the New Common Stock of the Liquidating Debtor for the benefit of the holders of Allowed Claims against the Debtor. The Plan Agent shall vote such shares at all appropriate times to elect himself as the sole director and officer of the Liquidating Debtor and otherwise to implement the terms and provisions of the Plan.

6.3.2 Execution of Documents and Corporate Action. The Liquidating Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Plan Agent is designated as the authorized representative to execute on behalf of the Liquidating Debtor, in a representative capacity and not individually, any documents or instruments to be executed by the Liquidating Debtor after the Confirmation Date in order to consummate the Plan.

6.3.3 Dissolution of Debtor. On and after the Effective Date, the Debtor will not be subject to reporting requirements under any applicable state or federal securities laws, including without limitation, any requirements imposed under the Securities Exchange Act of 1934 or any similar statute, and all rules, regulations, etc. promulgated pursuant thereto.

6.4 No Surrender of Instruments. Unless otherwise provided for in the Plan, each Claimholder or Interestholder holding a certificate or instrument evidencing a Claim against or Interest in, the Debtor or Estate Property and whose Claims are treated under the Plan need not surrender such certificate or instrument to the Plan Agent as a prerequisite to receiving a Distribution under the Plan. Such instruments will be cancelled without further action on the Effective Date of the Plan.

6.5 Rights and Obligations of the Plan Agent.

6.5.1 Liquidation of Debtor. Following the Effective Date, the Plan Agent, on behalf of the Liquidating Debtor, shall conduct an orderly liquidation of the Estate Property consistent with the terms and provisions of the Plan.

6.5.2 Management of the Liquidating Debtor. Except as otherwise expressly limited in the Plan, the Plan Agent shall have control and authority over the Liquidating Debtor and Estate Property, including the Avoidance Actions, and over the management and disposition of the Estate Property (including any transfer of Estate Property that does not constitute a disposition). Except as provided in the Plan, the Plan Agent need not obtain any court order or approval in the exercise of any power or discretion conferred under the Plan. The Plan Agent shall exercise his judgment for the benefit of the Claimholders in order to maximize the value of Estate Property, giving due regard to the cost, risk, and delay of any course of action. In connection with the management of the

Liquidating Debtor and use of the Estate Property, the Plan Agent’s powers to manage the Liquidating Debtor (except as otherwise expressly limited in the Plan) shall include taking the following action on behalf of the Debtor:

(1) to pursue the liquidation and marshaling of the Estate Property and to preserve and protect the Estate Property;

(2) to reconcile, settle, or object to Claims against the Debtor and to prosecute, settle, or abandon the Avoidance Actions and other causes of action that are Estate Property against third parties;

(3) to make or cause to be made Distributions of Available Cash in accordance with the terms of the Plan;

(4) to liquidate and distribute Estate Property or any portion of or interest in Estate Property, and to dispose of the Estate Property for Cash or on such terms and for such consideration as are reasonable and appropriate;

(5) to enforce the payment of notes or other obligations of any Person;

(6) to purchase insurance with coverage and limits as it deems desirable including, insurance covering liabilities of the Plan Agent and his employees and agents or employees or agents of the Liquidating Debtor incurred in connection with their services to the Liquidating Debtor;

(7) to appoint, engage, employ, supervise, and compensate officers, employees, and other Persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories;

(8) subject to the limitations in Section 6.5.5 of the Plan, to the extent reasonably required to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of Estate Property during liquidation, to invest and reinvest Available Cash, pending distribution, and to liquidate such investments; provided, however, the Plan Agent shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Estate Property during liquidation;

(9) to execute, deliver, and perform on behalf of the Liquidating Debtor any closing agreement made with the IRS;

(10) to establish the manner of ascertaining income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period;

(11) establish funds, reserves and accounts, as deemed by the Plan Agent in his discretion to be useful in carrying out the purposes of the Plan;

(12) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

(13) delegate any or all of the discretionary power and authority conferred with respect to all or any portion of the Estate Property to any one or more reputable individuals or recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation except for such liability as is provided in the Plan;

(14) undertake any duties or obligations and exercise any rights concerning the treatment of Secured Claims under the Plan;

(15) execute, deliver, and perform such other agreements and documents and to take or cause to be taken any and all such other actions as may be necessary or desirable to effectuate and carry out the purposes of the Plan;

(16) undertake any action necessary to maintain the corporate existence and/or dissolve the Liquidating Debtor;

(17) undertake any action necessary to ensure that the Liquidating Debtor is and remains in good standing and compliance with applicable federal, state, and local laws;

(18) file any federal, state, or local tax returns and provide for the payment of any related taxes; and

(19) undertake any action or perform any obligation provided for or required under the Plan.

6.5.3 Employment and Compensation of Professionals. After the Confirmation Date, the Plan Agent shall have the authority to retain and compensate on behalf of the Liquidating Debtor attorneys, accountants, investment advisors, and other professionals, including professionals already or formerly retained by the Debtor, as the Plan Agent may determine to be necessary or appropriate in carrying out the provisions of the Plan. Andrews Kurth LLP will serve as primary counsel for the Plan Agent, subject to applicable rules of professional responsibility. The Plan Agent may pay the reasonable fees and expenses of such professionals as a Liquidation Cost without application to or further order of the Bankruptcy Court.

6.5.4 Records. The Plan Agent, on behalf of the Liquidating Debtor, shall maintain records and account books relating to the Estate Property, the management of the Estate Property, and all transactions undertaken by the Plan Agent. The Plan Agent shall also maintain, on behalf of the Liquidating Debtor, records and account books relating to all Distributions contemplated and made under the Plan. After the Effective Date, but prior to the closing of the case, the Liquidating Debtor will pay a fee of approximately $8,000 to Iron Mountain for the destruction of old documents belonging to the Debtor that are warehoused offsite. More recent documents maintained on the Debtor’s premises will be maintained by the Plan Agent for an appropriate period of time and will then be destroyed by the Plan Agent. The Plan Agent will receive $2,500 as a Liquidating Cost for the estimated cost of future destruction.

6.5.5 Investment Guidelines. Available Cash and other Cash held pending distribution shall (to the extent permitted by applicable law) be invested by the Plan Agent, on behalf of the Liquidating Debtor, in (i) direct obligations of, or obligations guaranteed or secured by, the United States of America (including United States Treasury Bills); (ii) obligations of any agency or corporation that is or may subsequently be created by or pursuant to an Act of the United States Congress or its agencies or instrumentalities, or (iii) demand deposits or short-term certificates of deposit at any bank or trust company that has, at the time of the acquisition by the Plan Agent of such investments, capital stock and surplus aggregating at least $100 million and whose short-term debt obligations are rated by at least two nationally recognized statistical rating organizations in one of the two highest categories. Such investments shall mature in the amounts and at the times as, in the judgment of the Plan Agent, are necessary, or are desirable with a view to providing funds when needed to make payments from the Estate Property. Any investment purchased with the Estate Property shall be deemed a part of the Estate Property. All interest, distributions, dividends and proceeds received by the Plan Agent in connection with such investments shall be a part of the Estate Property.

6.5.6 Exculpation. The Plan Agent, and his members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, and other professionals or agents retained by the Plan Agent) shall not be liable for any act they may do, or omit to do, in good faith in connection with or arising out of the Plan, the administration of the Plan, or the property to be distributed under the Plan. However, this paragraph 6.5.6 shall not apply to any act of gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court.

6.5.7 Reliance by Plan Agent. The Plan Agent may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Plan Agent has no reason to believe is not genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Plan Agent may conclusively rely as to the truth of the statements and correctness of the opinions expressed in such documents; provided, however, the Plan Agent shall be under a duty to examine, or caused to be examined, the above-referenced documents to determine whether such documents conform to the requirements of the Plan. The Plan Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection regarding any action taken or suffered by the Plan Agent in accordance with such opinion. The Plan Agent shall have the right at any time to seek instructions from the Bankruptcy Court (or any other court of competent jurisdiction after the chapter 11 cases are finally closed) concerning the Estate Property, the Plan, or any other document executed in connection therewith, and those instructions shall be full and complete authorization regarding any action taken or suffered by the Plan Agent in accordance with those instructions.

6.6 Final Report and Dissolution of the Liquidating Debtor.

6.6.1 Dissolution of the Liquidating Debtor. Following the complete liquidation and distribution of all Available Cash, the Plan Agent shall sign and file appropriate articles of dissolution for the Debtor with its state of incorporation.

6.6.2 Final Report. On filing the articles of dissolution, the Plan Agent shall file with the Bankruptcy Court and serve on the U.S. Trustee a final report containing the following information: (i) a list of all Estate Property and funds of the Debtor originally charged under the Plan Agent’s control, (ii) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the liquidation and distribution of the Estate Property during the Plan Agent’s term of service, and (iii) any ending balance of all assets and funds of the Liquidating Debtor as of the date of the final report.

6.6.3 Discharge of Plan Agent. On the date that the case is closed the Plan Agent shall be discharged from all liability to the Liquidating Debtor, Claimholders, Interestholders, or any Person who has had or may have an interest in the Liquidating Debtor for acts or omissions, made in good faith, in the Plan Agent’s capacity as Plan Agent or in any other capacity contemplated by the Plan.

6.6.4 Costs Relating to Final Report. The expenses of any accounting (including, any final report or discharge) shall be paid by the Liquidating Debtor as a Liquidation Cost.

6.7 Bankruptcy Code Section 1145 Determination. Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that (except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b)) section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security do not apply to the offer or sale under the Plan of the Estate Property in exchange for Claims against Debtor.

ARTICLE 7

GENERAL PROVISIONS GOVERNING DISTRIBUTIONS

7.1 Distributions on Allowed Claims Only. Distributions under the Plan will be made only to the holders of Allowed Claims. Unless a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive any consideration otherwise provided to such Claimholder under the Plan.

7.2 Distributions of Available Cash. The Plan Agent, on behalf of the Liquidating Debtor, will make Distributions from only Available Cash.

7.3 Place and Manner of Payments or Distributions. The Plan Agent shall make Distributions to the holders of Allowed Claims by mailing such Distribution to the Claimholders at their address as listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Claimholders, or at such other address as such Claimholders shall have specified for payment purposes in a written notice to the Plan Agent at least twenty (20) days before a Distribution Date. The Plan Agent, on behalf of the Liquidating Debtor, will distribute any Available Cash by wire, check, or such other method as the Plan Agent deems appropriate under the circumstances.

7.4 Minimum Distributions. No distributions of less than $10.00 shall be made.

7.5 Undeliverable Distributions. If a Distribution to any Claimholder is returned as undeliverable, the Plan Agent, on behalf of the Liquidating Debtor, shall use reasonable efforts to determine such Claimholder’s then current address, and no further Distributions shall be made to such Claimholder unless and until the Plan Agent is notified of such Claimholder’s then current address subject to Section 7.7.

7.6 Treatment of Unclaimed or Undeliverable Distributions. If any Person entitled to Distributions of Available Cash or Estate Property under the Plan cannot be located on the Distribution Date, then (i) such Person shall no longer be deemed to be a Claimant, and (ii) any Available Cash and Estate Property and interest and proceeds thereon allocable to such Person, net of the allocable portion of taxes paid by the Debtor, shall be part of the Available Cash or Estate Property free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim) and shall be otherwise distributed as provided in the Plan, with such adjustments as are required to take into account that such Person is no longer deemed a Claimholder.

7.7 Uncashed Checks. All checks constituting a Distribution by the Plan Agent, on behalf of the Liquidating Debtor, shall have a voiding provision causing such check to become void if not cashed within 180 days. If the aggregate amount of checks voided for not being cashed within 180 days exceeds $5,000, the Distributions represented by the voided checks will revert to the Liquidation Debtor, which will then perform an additional distribution in the manner provided for in this Article 7. If the amount equals or is less than $5,000, the funds will be deposited in the registry of the Court. A party that wishes to claim funds belonging to it that have been deposited in the registry of the Court may file an application with the Court. Any funds not claimed for a period of ten (10) years will escheat to the state as provided for by law.

7.8 Withholding. The Plan Agent, on behalf of the Liquidating Debtor, may withhold from the amount distributable from the Debtor at any time to any Person (except with respect to the Internal Revenue Service) such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Debtor with respect to the amount distributable or to be distributed under the tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in this Article 7, whenever such withholding is determined by the Plan Agent in his discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Plan Agent, in the exercise of his discretion and judgment, may enter into agreements, on behalf of the Liquidating Debtor, with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section 7.8. Notwithstanding the foregoing but without prejudice to the Plan Agent’s rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution hereunder.

ARTICLE 8

VESTING OF PROPERTY

8.1 Revesting of Estate Property. On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate Property shall vest in the Liquidating Debtor, and all such Estate Property shall be free and clear of all interests, Liens, claims, and encumbrances of any kind, other than as expressly provided in the Plan and subject to the obligation of the Liquidating Debtor and Plan Agent to administer, liquidate, and distribute all Estate Property as required by the Plan.

ARTICLE 9

RELEASE, INJUNCTION AND WAIVER OF CLAIMS

9.1 Injunction Enjoining Holders of Claims Against and Interests in Debtor and Liquidating Debtor. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities, persons and governmental units who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor or the Liquidating Debtor or any successor thereto with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to the successors of the Debtor (including, without limitation, the Liquidating Debtor) and its respective properties and interests in property.

9.2 Release. As of the Effective Date, the Debtors and the Reorganized Debtors hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which they have, may have or claim to have, which are property of, assertable on behalf of or derivative of the Debtors, against the Debtor’s Representatives. Upon the Effective Date, any and all Causes of Action by or on behalf of the Debtor that a holder of a Claim or Interest could have commenced against any Representative of the Debtor, serving in such capacity on the Confirmation Date, that is based upon, related to or arising from any pre-Confirmation Date actions of such Representative with or related to their capacities as Representative of the Debtor shall be waived and released to the fullest extent permitted under Section 524(e) of the Bankruptcy Code and applicable law.

9.3 Exculpation of Professionals and Others. Neither the Debtor, the Liquidating Debtor, the Plan Agent, the professionals retained in the Debtor’s chapter 11 case, nor any of their respective members, officers, directors, employees, advisors, attorneys or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission made in good faith in connection with, related to, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, and each of their respective members, officers, directors, employees, advisors, attorneys and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

ARTICLE 10

PROVISIONS FOR THE RESOLUTION OF

OBJECTIONS TO PROOFS OF CLAIM

10.1 Right to Object to Claims. The Plan Agent, on behalf of the Liquidating Debtor, shall have the right to examine and object to any Claims filed in Debtor’s chapter 11 case, including Administrative Claims, and shall have the right to object to and contest the allowance of any such Claims.

10.2 Deadline for Objecting to Claims. Except as otherwise provided herein, the Plan Agent must file any objections to Claims with the Bankruptcy Court and serve a copy of the objection on the subject Claimant before the expiration of sixty (60) days after the Effective Date (unless such time period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claim shall be deemed Allowed in accordance with Bankruptcy Code section 502.

ARTICLE 11

PROVISIONS FOR THE RETENTION, ENFORCEMENT,

COMPROMISE OR ADJUSTMENT OF CLAIMS

BELONGING TO THE BANKRUPTCY ESTATE

11.1 Right to Enforce, Compromise, or Adjust Estate Claims. Pursuant to, among other authority, Bankruptcy Code section 1123(b)(3)(B), the Plan Agent shall have, for the benefit of the Liquidating Debtor’s Estate, the full power, authority, and standing to prosecute, compromise, or otherwise resolve any Avoidance Actions and any other claims and causes of action constituting Estate Property. All proceeds derived from the Avoidance Actions or other claims and causes of action shall become Estate Property and distributed as Available Cash in accordance with the Plan. The Liquidating Debtor shall not be subject to any counterclaims with respect to the Avoidance Actions and any other claims and causes of actions constituting Estate Property; provided, however, that claims and causes of action constituting Estate Property, except for Avoidance Actions, will be subject to any setoff rights.

ARTICLE 12

RETENTION OF JURISDICTION

12.1 Retention of Jurisdiction. The Bankruptcy Court, even after the cases have been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Debtor’s chapter 11 case, including proceedings to:

(a) ensure that the Plan is carried out;

(b) enter such orders as may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c) consider any modification of the Plan under Bankruptcy Code section 1127;

(d) hear and determine all Claims, controversies, suits and disputes against the Debtor to the full extent permitted under 28 U.S.C. §§ 157 and 1334;

(e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f) hear, determine, and adjudicate any litigation involving the Avoidance Actions or other claims or causes of action constituting Estate Property;

(g) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Liquidating Debtor that may be pending on or commenced after the Effective Date;

(h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any and all subordination and similar agreements among various creditors pursuant to Bankruptcy Code section 510;

(j) hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

(l) enter an order concluding and terminating these cases;

(m) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order;

(n) determine all questions and disputes regarding title to the Estate Property and any other assets of the Liquidating Debtor;

(o) classify the Claims of any Claimholders and the treatment of these Claims under the Plan, to re-examine Claims that may have been allowed for purposes of voting, and to determine objections that may be filed to any Claims;

(p) take any action described in the Plan involving the Liquidating Debtor;

(q) enforce, by injunction or otherwise, the provisions set forth in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

(r) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; and

(s) enter a Final Decree as contemplated by Bankruptcy Rule 3022.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 Payment of Statutory Fees. The Liquidating Debtor or Plan Agent shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. §1930(a)(6). The Liquidating Debtor should be paying United States Trustee quarterly fees as they accrue prior to confirmation of the Plan. Any fees due and unpaid as of the date of confirmation of the Plan will be paid in full on the effective date of the Plan. After confirmation, the Liquidating Debtor or Plan Agent shall pay United States Trustee quarterly fees as they accrue until this case is closed by the Court. The Liquidating Debtor or the Plan Agent shall file with the Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the case remains open in a format prescribed by the United States Trustee.

13.2 Administrative Claims Bar Date. The Confirmation Order will establish an Administrative Claims Bar Date for the filing of all Administrative Claims (but not including Professional Fee Claims, or United States Trustee fees), which date shall be twenty (20) days after the Confirmation Date. Holders of Administrative Claims, other than Professional Fee Claims, or United States Trustee fees, not paid prior to the Administrative Claims Bar Date must submit proofs of claim for such Administrative Claim on or before the Administrative Claims Bar Date or forever be barred from doing so. The Liquidating Debtor shall have 180 days after the Administrative Claims Bar Date or such later date as may be approved by the Bankruptcy Court, to review and object to such Administrative Claims.

ARTICLE 14

GENERAL PROVISIONS

14.1 Confirmation Order. The Confirmation Order shall contain such injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

14.2 Notices. Whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses unless a prior notice of change of address has been served indicating a new address:

Eric Schumann

9 Greenway Plaza, Suite 2900

Houston, TX 77046

-and-

Gary C. Miller

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

14.3 Dates. The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

14.4 Further Action. Nothing contained in the Plan shall prevent the Liquidating Debtor from taking such actions as may be necessary to consummate the Plan, even though such actions may not specifically be provided for within the Plan.

14.5 Exhibits. All Exhibits attached to the Plan are incorporated herein by reference and are intended to be an integral part of this document as though fully set forth in the Plan.

14.6 Plan Amendments. The Liquidating Debtor may propose amendments or modifications to the Plan in accordance with section 1127 of the Bankruptcy Code at any time before the Confirmation Date. After the Confirmation Date, the Liquidating Debtor may, subject to Bankruptcy Court approval and so long as it does not materially or adversely affect the rights of Creditors set forth in the Plan and other parties in interest, amend or modify the Plan to remedy any defect or omission or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner that may be necessary to carry out the purposes and intent of the Plan. At the Confirmation Hearing, the Liquidating Debtor may, either in writing or on oral motion, request a modification of any provision of the Plan to address any objection to confirmation of the Plan and may seek confirmation of the Plan, as modified.

14.7 Exemption from Transfer Taxes. Pursuant to the provisions of Bankruptcy Code section 1146(c), the issuance, transfer or exchange of a security or the making or delivery of an instrument of transfer under the Plan may not be taxed under any law imposing a stamp tax or similar tax.

14.8 Binding Effect. The Plan shall be binding on, and inure to the benefit of the Debtor, the Liquidating Debtor, the Claimholders and Interestholders, and their respective successors and assigns, regardless of whether those parties voted to accept the Plan.

14.9 Ratification. The Confirmation Order shall ratify all transactions effectuated by Liquidating Debtor during the pendency of their chapter 11 cases.

14.10 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

ARTICLE 15

CONTINGENCIES TO EFFECTIVENESS OF PLAN

15.1 Conditions Precedent to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 15.2 below:

(1) The Confirmation Order, in form and substance reasonably acceptable to the Debtor shall have been entered by the Clerk of the Bankruptcy Court;

(2) all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained;

(3) there shall be no stay of the Confirmation Order in effect; and

(4) all other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

15.2 Waiver Of Conditions. Each of the conditions set forth in Section 15.1 above, other than those set forth in Section 15.1(1) and 15.1(3), may be waived, in whole or in part, by the Debtor without any notice to parties in interest or the Bankruptcy Court and without a hearing.

[End of Text]

IN WITNESS WHEREOF, each of the undersigned has duly executed the Plan as of the date first above written.

SOUTHERN INVESTORS SERVICES COMPANY, INC.

By:	/s/ Eric Schumann
Name:	Eric Schumann
Title:	Senior Vice President

ANDREWS KURTH LLP

By:	/s/ Gary C. Miller (Basil A. Umari by permission)
Gary C. Miller
Texas Bar No. 14071900
Basil A. Umari
Texas Bar No. 24028174
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Telephone: 713-220-4200
Facsimile: 713-220-4285

ATTORNEYS FOR SOUTHERN INVESTORS SERVICE COMPANY, INC.

EXHIBIT A

GLOSSARY OF DEFINED TERMS

Administrative Claim means a Claim, or that portion thereof, that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries, or payments for goods and services); (ii) compensation for legal, financial advisory, accounting and other services, and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (iii) all fees and charges assessed against the Estate under 28 U.S.C. § 1930.

Administrative Claimant means any Person asserting entitlement to payment of an Administrative Claim.

Administrative Tax Claim means an Administrative Claim held by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which accrued or became due from and after the Petition Date through and including the Effective Date.

Affiliate means with respect to a Person, (i) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (ii) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote.

Allowance Date shall mean (i) as to a Disputed Claim, the date on which such Claim becomes an Allowed Claim by Final Order and (ii) as to any other claim that is not a Disputed Claim, the Distribution Date.

Allowed means, with respect to any Claim, such Claim or any portion thereof (a) that has been allowed by a Final Order, (b) as to which, on or by the Effective Date, (i) no Proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is scheduled as zero, in an unknown amount or disputed, (c) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitations fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan or (e) any Claim that the Plan Agent decide in their discretion should be Allowed.

Available Cash means all Cash held by the Debtor less (i) Cash that is Cash Collateral and (ii) Cash used to pay Allowed Administrative Claims, (ii) Cash necessary to pay pending Professional Fee Claims, and (iii) cash used to pay Allowed Priority Unsecured Tax Claims, and Allowed Class 1 Claims on the Distribution Date.

Avoidance Actions means any causes of action arising under sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

Ballot means the ballot for voting to accept or reject the Plan.

Bankruptcy Code means title 11 of the United States Code.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or in the event such court ceases to exercise jurisdiction over the Debtor’s chapter 11 cases, such court as may have jurisdiction with respect to the reorganization or liquidation of the Debtor under chapter 11 of the Bankruptcy Code.

Bar Date means August 15, 2005 or such other date as may be set by the Bankruptcy Court as a deadline for Creditors to file proofs of claim (other than Administrative Claims and Professional Fee Claims).

Cash means lawful currency of the United States of America, cash equivalents, and other readily marketable securities or instruments issued by a Person other than the Debtor, including readily marketable direct obligations of the United States of America, certificates of deposit issued by federally insured banks, and money market accounts of federally insured banks.

Cash Collateral shall have the meaning prescribed by 11 U.S.C. § 363(a).

Claim shall have the meaning set forth in 11 U.S.C. § 101(5).

Claimant or Claimholder means the holder of an Allowed Claim.

Class means a category of holders of Claims or Interests as classified in the Plan.

Confirmation Date means the date on which the Confirmation Order is entered on the docket of the Debtor’s chapter 11 case by the Clerk of the Bankruptcy Court.

Confirmation Hearing means the date established by the Bankruptcy Court to consider confirmation of the Plan.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

Creditor shall have the meaning set forth in 11 U.S.C. § 101(10).

Cure means the amount of Cash required for the cure and assumption of an Executory Contract pursuant to the provisions of section 365(b) of the Bankruptcy Code.

Debtor means Southern Investors Services Company, Inc.

Disclosure Statement Approval Date means the date of entry by the Bankruptcy Court of an order approving any disclosure statement concerning the Plan.

Disputed Claim shall mean any Claim that is not an Allowed Claim.

Distribution means a distribution of Available Cash by the Plan Agent.

Distribution Date means any date on which the Plan Agent makes Distributions to holders of Allowed Claims under the Plan.

Effective Date means the first Business Day following the Confirmation Date, unless the Confirmation Order has been stayed, in which case the Effective Date shall be the first Business Day after the lifting of such stay.

Estate means the bankruptcy estate of the Debtor and all Property comprising the estate within the meaning of section 541 of the Bankruptcy Code.

Estate Property means all rights, title, and interest in and to any property of every kind or nature owned by the Debtor or its Estate as of the Effective Date, including all property within the meaning of section 541 of the Bankruptcy Code.

Executory Contracts means “executory contracts” as such term is used within the meaning of section 365 of the Bankruptcy Code.

Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, that has not been reversed, stayed, modified or amended.

Fiscal Year means the annual accounting period of the Debtor commencing on January 1.

General Unsecured Claim means an Unsecured Claim that is not (i) an Administrative Claim, (ii) Professional Fee Claim, (iii) Priority Unsecured Tax Claim, or (iv) Priority Unsecured Non-Tax Claim; but shall specifically include any and all other Claims not separately classified under the Plan.

Governmental Unit means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

Insider shall have the meaning set forth in section 101(31) of the Bankruptcy Code.

Interest means all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor.

Interestholder means a holder of an Interest.

IRS means the Internal Revenue Service.

Lien means a lien, security interest, or other interest or encumbrance asserted against Estate Property as defined in section 101(37) of the Bankruptcy Code.

Liquidation Cost means any reasonable cost and expense of the Plan Agent of administering Estate Property, including paying taxes on behalf of the Debtor and Liquidating Debtor and paying professional fees of the Plan Agent and the Debtor or Liquidating Debtor.

Liquidating Debtor means the Debtor on or after the Effective Date,

New Common Stock means stock issue by Southern Investors Service Company, Inc. pursuant to Section 6.3.1 of the Plan.

Person means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, irrespective of whether they are governments, agencies or political subdivisions.

Petition Date means April 8, 2005, the date of filing of the Debtor’s chapter 11 case.

Plan means this Plan of Distribution For Southern Investors Service Company, Inc., as amended or modified.

Plan Agent means a Plan Agent and any successor Plan Agent appointed pursuant to Section 6.2.3. of the Plan.

Priority Unsecured Non-Tax Claim means an unsecured claim, or that portion thereof, that is entitled to priority in payment under sections 507(a)(2-7) and 507(a)(9) of the Bankruptcy Code.

Priority Unsecured Tax Claim means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

Professional means a professional employed in the Debtor’s chapter 11 case under 11 U.S.C. §§ 327 and 1103.

Professional Fee Claim means a Claim for compensation or reimbursement of expenses of a Professional retained in the Debtor’s chapter 11 case and requested in accordance with the provision of sections 327, 328, 330, 331, 503(b) and/or 1103 of the Bankruptcy Code.

Pro Rata means, as to a particular holder of an Allowed Claim, the ratio that the amount of the Claim or Interest held by such holder bears to the total amount of all Allowed Claims held by holders of Allowed Claims within the same Class of Claims.

Representative means, with respect to any specified entity, the officers, directors (or functional equivalent, if any), employees, agents, attorneys, accountants, financial advisors, other representatives, subsidiaries, affiliates or any person who controls any of these within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Schedules of Assets and Liabilities means the schedules of assets and liabilities filed by the Debtor in its bankruptcy case, as amended or modified.

Secured Claim means a claim for which a Claimant holds a valid, perfected and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a setoff under section 553 of the Bankruptcy Code, but only to the extent of the value, determined in accordance with section 506(a) of the Bankruptcy Code, of the Claimant’s interest in the Debtor’s interest in the Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under section 1111(b)(2) of the Bankruptcy.

Treasury Regulations means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

Unexpired Leases means “unexpired leases” as such term is used within the meaning of Section 365 of the Bankruptcy Code.

Unsecured Claim means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to section 506(a) of the Bankruptcy Code, any Claim of a creditor against the Debtor to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract pursuant to section 365 of the Bankruptcy Code, and any Claim not otherwise classified under the Plan.

Exhibit C: Real Property Owned by the Debtor

North 35' of Lot 15 and South 35' of Lot 16 of Block M of the replat of the Brookhaven Addition, Harris County, Texas.

Abstract 18 Jose Maria DeLaGarsa Tract 526, 8 Acres, San Jacinto County, Texas.

Apache Creek Apache Creek Subd-Streets, A10720 Survey 215 HE & WT RR, Acres 7.73, Road, Kendall County, Texas.

TR 3 Blk 2, Mayfair Park, Anderson Rd, Harris County, Texas.

S Sam Houston Pkwy W, TRS 15, 16, 17 & 18 Blk 2, Mayfair Park, Harris County, Texas.

TR 16 Blk 2 Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

TR 17 Blk 2 Mayfair Park, S Sam Houston Pkwy W , Harris County, Texas.

N 20X142X34.86X145.94 Ft of Lt37 Blk 3, Mayfair Park, Gatewood Av 77053, Harris County, Texas.

N 20X170.43X31.91X167, Fr of Lt38 Blk 3 Mayfair Park, Croquet Ln 77053, Harris County, Texas.

Gatewood Av 77053, N 34.33X132.85X13.31X137 Ft of Lt1 Blk 6, Mayfair Park, Harris County, Texas.

N 30.5X172X65.15X183.56 Ft of Lt 29 Blk 6 Mayfair Park, Drakestore Bv 77053, Harris County, Texas.

S Sam Houston Pkwy W, TRS 8 & 9 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 10 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 11 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 12 Blk 7 Mayfair Park , Harris County, Texas.

S Sam Houston Pkwy W, TR 13 Blk 7 Mayfair Park , Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 10 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 11 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 12 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 13 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 60X99.22X63X80 Ft of Lt 14 Blk 8, Mayfair Park, Harris County, Texas.

N 60X118.44X63X99.22 Ft of Lt 15 Blk 8 Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

N 60X108.93X31.24X39.18X118.44 Ft of Lt 16 Blk 8, Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

N 60X52.16X82.6X108.93 Ft of Lt 17 Blk 8, Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

S Sam Houston Pkwy W, N 90X50X90.22X52.16 Ft of Lt 18 Blk 8, Mayfair Park, Harris County, Texas.

SOUTHERN INVESTORS SERVICE COMPANY, INC. PRO-FORMA SOURCES AND USES OF CASH FROM APRIL 9, 2005 THRU ESTIMATED CONFIRMATION DATE AUGUST 31, 2005	EXHIBIT D-1

	Actual APRIL 30	Actual MAY 31	JUNE 30	JULY 31	AUGUST 30
BEGINNING CASH BALANCE	$1,987,139	$1,993,290	$1,996,540	$1,984,549	$1,979,764

RECEIPTS
INTEREST EARNERD ON DEPOSIT ACCOUNTS	$3,986	$3,853	$3,704	$3,710	$3,688

ROYALITIES	$0	$490	$200	$200	$200
COLLECTION OF RECEIVABLES	$2,131	$705	$705	$705	$705
OTHER RECEIPTS	$34	$15	$0	$0	$0

TOTAL RECEIPTS	$6,151	$5,063	$4,609	$4,615	$4,593

DISBURSEMENTS
OUTSIDE ACCOUNTING AND TAX FEES	$0	$0	$1,000	$1,000	$3,000
LEGAL FEES:
SECURITIES	$0	$0	$1,000	$1,000	$3,000
LITIGATION	$0	$0	$0	$0	$0
BANKRUPTCY

TOTAL LEGAL AND PROFESSIONAL	$0	$0	$2,000	$2,000	$6,000

RECORDS ST0RAGE	$0	$435	$400	$400	$400
TRUSTEE FEES			$200
TRANSFER AGENT	$0	$0	$6,500	$2,000	$3,000
PRINTING		$435	$2,500		$1,000
OTHER	$0	$943	$5,000	$5,000	$5,000

TOTAL OPERATING DISBURSEMENTS	$0	$1,813	$14,600	$7,400	$9,400

TOTAL DISBURSEMENTS	$0	$1,813	$16,600	$9,400	$15,400

NET CASH FLOW	$6,151	$3,250	$(11,991)	$(4,785)	$(10,807)

ENDING CASH BALANCE	$1,993,290	$1,996,540	$1,984,549	$1,979,764	$1,968,957

SOUTHERN INVESTORS SERVICE COMPANY, INC.

PRO-FORMA SOURCES AND USES OF CASH

FROM ESTIMATED CONFIRMATION (SEPTEMBER 1, 2005) TO PROJECTED END OF CASE

	SEPTEMBER 30	OCTOBER 31	NOVEMBER 30	DECEMBER 31
BEGINNING CASH BALANCE	$1,968,957	$1,958,836	$1,940,895	$2,644,336

RECEIPTS
INTEREST EARNERD ON DEPOSIT ACCOUNTS	$3,679	$3,659	$3,640

ROYALITIES	$200	$200	$200
COLLECTION OF RECEIVABLES	$600	$600	$600
SALE OF ROYALITY INTERESTS			$5,000
SALE OF NOTES RECEIVABLE			$32,000
SALE OF INTERESTS IN BUILDINGS			$703,000

TOTAL RECEIPTS	$4,479	$4,459	$744,440	$0

DISBURSEMENTS
OUTSIDE ACCOUNTING AND TAX FEES	$1,000	$7,500	$1,000	$7,500
LEGAL FEES:
SECURITIES	$2,500	$5,000	$1,000	$1,000
LITIGATION	$1,000	$1,000	$1,000	$1,000
ASSET SALES			$15,000
BANKRUPTCY				$100,000

TOTAL LEGAL AND PROFESSIONAL	$4,500	$13,500	$18,000	$109,500

RECORDS ST0RAGE	$400	$400	$10,500
TRUSTEE FEES	$200			$7,500
TRANSFER AGENT	$2,000
PRINTING		$1,000
OTHER	$7,500	$7,500	$12,500	$12,500

TOTAL OPERATING DISBURSEMENTS	$10,100	$8,900	$23,000	$20,000

TOTAL DISBURSEMENTS	$14,600	$22,400	$41,000	$129,500

NET CASH FLOW	$(10,121)	$(17,941)	$703,440	$(129,500)

ENDING CASH BALANCE	$1,958,836	$1,940,895	$2,644,336	$2,514,836

SOUTHERN INVESTORS SERVICE COMPANY, INC. RECOVERY ANALYSIS	EXHIBIT D-2

		ESTIMATED ALLOWABLE CLAIMS DECEMBER 31	DISTRUBUTION DISTRUBUTION SCHEDULE	% OF RECOVERY
ESTIMATED NET LIQUIDATION PROCEEDS		$2,514,836

LESS: SECURED CLAIMS		$1,706	$0	100.00%

LESS: ESTIMATED ADMINISTRATIVE AND PRIORITY CLAIMS
TAX CLAIMS		$0
NON-TAX PRIORITY		$0

		$0		100.00%

PROCEEDS AVALIABLE FOR DISTRIBUTION TO UNSECURED CREDITORS		$2,513,130

GENERAL UNSECURED CLAIMS	$5,799,135	$2,513,130		43.34%

PROCEEDS AVALIABLE FOR DISTRIBUTION TO INTEREST HOLDERS		$0		0.00%